Exhibit 10.1

__________

SHARE EXCHANGE AGREEMENT

Among each of:

The SHAREHOLDERS of ALASKA METALS CORP.

And the COMPANY itself; that being:

ALASKA METALS CORP.

And the PURCHASER:

SONO RESOURCES, INC.

Sono Resources Inc.
2533 N. Carson Street, Suite 125 Carson City, Nevada, U.S.A., 89706

SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT is made and dated for reference effective as at April 26, 2012 (the "Effective Date") as fully executed on this 26th day of April 2012.

AMONG EACH OF:

THE UNDERSIGNED SHAREHOLDER OF ALASKA
METALS CORP., having an address for notice and delivery
located as set forth in Schedule "A" which is attached hereto;

(and each such shareholder being hereinafter singularly referred to as a "Vendor" and collectively referred to as the "Vendors" as the context so requires);

OF THE FIRST PART

AND:

ALASKA METALS CORP., a company incorporated under the
laws of the Province of British Columbia, Canada, and having an address for notice and delivery located at Suite 880, 666 Burrard
Street, Vancouver, British Columbia, Canada, V6C 2X8

(the "Company");

OF THE SECOND PART

AND:

sono resources, inc., a company incorporated under the
laws of the State of Nevada, U.S.A., and having an address for notice and delivery located at 2533 N. Carson Street, Suite 125
Carson City, Nevada, U.S.A., 89706

(the "Purchaser");

OF THE THRID PART

(and each of the Vendors, the Company and the Purchaser being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).

WHEREAS:

A.     The Company is a body corporate subsisting under and registered pursuant to the laws of the Province of British Columbia, Canada, is presently engaged in the business of seeking, acquiring, exploring and developing mineral resource property interests of merit in Alaska (collectively, the "Company's Business"), and the Company is the sole legal, beneficial and registered owner of the one issued and outstanding common share of Alaska Metals & Mining Corp. ("Alaska Mining"), a body corporate subsisting under and registered pursuant to the laws of the State of Alaska, U.S.A.;

B.     Pursuant to the terms and conditions of a certain "Lease and Option Agreement", dated for reference September 21, 2012, as entered into among Wayne Louis Peppler, Wayne Michael Peppler and Alaska Mining, and as amended by certain letter agreements to the same on each of April 28, 2011, August 4, 2011 and December 26, 2011, respectively (collectively, the "Option Agreement"); a copy of which Option Agreement being attached as Schedule "A" hereto and which forms a material part hereof; Alaska Mining has the right and option to acquire a 100% interest in and to a 46 mining claims, which are located in the State of Alaska, U.S.A. (collectively, the "Mineral Assets"); and which Mineral Assets are more particularly described in Schedule "B" which is attached hereto and which forms a material part hereof; in exchange for certain cash payments and incurring certain exploration expenditures on the Mineral Assets (collectively, the "Option");

C.     The Purchaser is a reporting company incorporated under the laws of the State of Nevada, U.S.A., is presently engaged in the business of seeking, acquiring, exploring and developing mineral resource property interests of merit worldwide and, in this particular instance, in Alaska (collectively, the "Purchaser's Business"), and has its common shares listed and posted for trading on FINRA's Over-the-Counter Bulletin Board;

D.     The Vendors are the legal and beneficial owners of all of the presently issued and outstanding common shares in the capital of the Company; the particulars of the registered and beneficial ownership of such common shares being set forth in Schedule "C" which is attached hereto and which forms a material part hereof;

E.     As a consequence of recent discussions and negotiations as between the Parties hereto, the Vendors have agreed to sell, and the Purchaser has agreed to acquire, subject to the prior satisfaction of certain conditions precedent to the satisfaction of the Purchaser, all of the issued and outstanding common shares in the capital of the Company (collectively, the "Purchased Shares" and each a "Purchased Share"); and

F.     The Parties have agreed to enter into this "Share Exchange Agreement" (the "Agreement") which formalizes and replaces, in their entirety, all such recent discussions and negotiations and which clarifies each of the Parties' respective duties and obligations in connection with the proposed purchase by the Purchaser from the Vendors of all of the Purchased Shares together with the further development of the Purchaser's Business as a consequence thereof.

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual promises, covenants and agreements herein contained, THE PARTIES COVENANT AND AGREE WITH EACH OTHER as follows:

Article 1
DEFINITIONS

1.1     Definitions. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

(a)     "Agreement" means this "Share Exchange Agreement" as entered into among the Vendors, the Company and the Purchaser herein, together with any Schedules attached hereto and any amendments made to either of the agreement or Schedules;

(b)     "Arbitration Act" means the British Columbia International Commercial Arbitration Act, as amended from time to time, and the rules and regulations promulgated therein, as set forth in Article "13" hereinbelow;

(c)     "Attorney" has the meaning ascribed to it in section "11.3" hereinbelow;

(d)     "Board of Directors" means, as applicable, the respective Board of Directors of the relevant Party as duly constituted from time to time;

(e)     "business day" means any day during which chartered banks are open for business in the City of Vancouver, British Columbia, Canada;

(f)     "Business Documentation" means any and all records and other factual data and information relating to the Company's business interests and assets and including, without limitation, all plans, agreements and records which are in the possession or control of any of the Vendors or the Company in that respect;

(g)     "Closing" has the meaning ascribed to it in section "6.1" hereinbelow;

(h)     "Closing Date" has the meaning ascribed to it in section "6.1" hereinbelow;

(i)     "Commission" means the United States Securities and Exchange Commission;

(j)     "Company" means Alaska Metals Corp., a company duly incorporated under the laws of the Province of British Columbia, Canada, or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(k)     "Company's Business" has the meaning ascribed to it recital "A" hereinabove;

(l)     "Company's Disclosure Schedule" has the meaning ascribed to it in section "2.2" hereinbelow;

(m)     "Company's Assets" means all assets, contracts, equipment, goodwill, inventory and Intellectual Property of the Company and including, without limitation, all of the property interests, assets, contracts, equipment, goodwill and inventory which are listed and described in Schedules "E" through "I" which are attached hereto and which form a material part hereof;

(n)     "Financial Statements" has the meaning ascribed to it in section "3.2" hereinbelow; a copy of which Financial Statements of the Company being set forth in Schedule "D" which is attached hereto and which forms a material part hereof;

(o)     "Confidential Information" has the meaning ascribed to it in section "10.1" hereinbelow;

(p)     "Defaulting Party" and "Non-Defaulting Party" have the meanings ascribed to them in section "14.1" hereinbelow;

(q)     "Effective Date" has the meaning ascribed to it on the front page of this Agreement;

(r)     "Escrow Agent" has the meaning ascribed to it in section "7.1" hereinbelow;

(s)     "Execution Date" means the actual date of the complete execution of this Agreement and any amendment thereto by all Parties as set forth on the front page of this Agreement;

(t)     "Indemnified Party" and "Indemnified Parties" have the meanings ascribed to them in section "15.1" hereinbelow;

(u)     "Initial Due Diligence" has the meaning ascribed to it in section "5.1" hereinbelow;

(v)     "Intellectual Property" means, with respect to the Company, all right and interest to all patents, patents pending, inventions, know-how, any operating or identifying name or registered or unregistered trademarks and tradenames, all computer programs, licensed end-user software, source codes, products and applications (and related documentation and materials) and other works of authorship (including notes, reports, other documents and materials, magnetic, electronic, sound or video recordings and any other work in which copyright or similar right may subsist) and all copyrights (registered or unregistered) therein, industrial designs (registered or unregistered), franchises, licenses, authorities, restrictive covenants or other industrial or intellectual property used in or pertaining to the Company and including, without limitation, the items described in Schedule "E" which is attached hereto and which forms a material part hereof, and all lists of customers, documents, records, correspondence and other information pertaining to the Company;

(w)     "Mineral Assets" has the meaning ascribed to it in recital "B" hereinabove; the particulars of such Assets being set forth in Schedule "B" which is attached hereto;

(x)     "Mineral Assets Condition Precedent" has the meaning ascribed to it in section "5.1" hereinbelow;

(y)     "Mineral Assets Documentation" means any and all technical records and other factual engineering data and information relating to the mineral property interests comprising the Mineral Assets and including, without limitation, all plans, maps, agreements and records which are in the possession or control of any Party;

(z)     "NI 45-106" means National Instrument 45-106 - Prospectus and Registration Exemptions of the Canadian Securities Administrators;

(aa)     "Option" has the meaning ascribed to it in recital "B" hereinabove;

(ab)     "Option Agreement" has the meaning ascribed to it in recital "B" hereinabove; the Option Agreement and the amendments thereto being attached hereto in Schedule "A" and which forms a material part hereof;

(ac)     "Parties" or "Party" means, respectively, collectively and individually, as the context so requires, each of the Vendors, the Company, and/or the Purchaser, as the case may be, together with their respective successors and permitted assigns as the context so requires;

(ad)     "person" or "persons" means an individual, corporation, partnership, party, trust, fund, association and any other organized group of persons and the personal or other legal representative of a person to whom the context can apply according to law;

(ae)     "Power of Attorney" has the meaning ascribed to it in section "11.3" hereinbelow;

(af)     "Purchased Shares" has the meaning ascribed to it in recital "E" hereinabove; the particulars of the registered and beneficial ownership of such Purchased Shares being set forth in Schedule "C" which is attached hereto;

(ag)     "Purchase Price" has the meaning ascribed to it in section "2.2" hereinbelow;

(ah)     "Purchaser" means Sono Resources Inc., a company incorporated pursuant to the laws of the State of Nevada, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(ai)     "Purchaser's Business" has the meaning ascribed to it in recital "C." hereinabove;

(aj)     "Purchaser's Disclosure Schedule" has the meaning ascribed to it in section "4.1" hereinbelow;

(ak)     "Ratification" has the meaning ascribed to it in section "6.1" hereinbelow;

(al)     "Regulation D", "Regulation S", "Rule 144", "Rule 501", "Rule 506" and "U.S. Person" have the meanings ascribed to them in the Securities Act;

(am)     "Regulation S Certificate", "U.S. Accredited Investor Certificate" and "Canadian Accredited Investor Certificate" have the meanings ascribed to them in section "3.2" hereinbelow; the proposed forms of which being attached hereto as Schedule "K" and forming a material part hereof;

(an)     "Regulatory Approval" means the acceptance for filing, if required, of the transactions contemplated by this Agreement by the Regulatory Authorities;

(ao)     "Regulatory Authority" and "Regulatory Authorities" means, either singularly or collectively as the context so requires, any regulatory agencies who have or who may have jurisdiction over the affairs of the Company, the Vendors and the Purchaser herein and including, without limitation, and where applicable, all applicable securities commissions and again including, without limitation, the Commission, and all other regulatory authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated by this Agreement;

(ap)     "Securities Act" means the United States Securities Act of 1933, as amended, and all the Rules and Regulations promulgated under the Securities Act; "1934 Act" means the United States Securities Exchange Act of 1934, as amended, and all the Rules and Regulations promulgated under the 1934 Act; and "B.C. Securities Act" means the British Columbia Securities Act, as amended, and all the Rules and Regulations promulgated under the B.C. Securities Act;

(aq)     "Share" has the meaning ascribed to it in section "2.2" hereinbelow, and "Shares" means all Shares issued as part of the Purchase Price hereunder;

(ar)     "Subject Removal Date" has the meaning ascribed to it in section "5.1" hereinbelow;

(as)     "subsidiary" means any company or companies of which more than 50% of the outstanding shares carrying votes at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the board of directors of such company or companies) are for the time being owned by or held for a company and/or any other companies in like relation to the company, and includes any company in like relation to the subsidiary;

(at)     "Transfer Agent" means the Purchaser's existing registrar and transfer agent for its common shares, or any successor Transfer Agent, however formed, whether as a result of merger, amalgamation or other action;

(au)     "Transfer Documents" has the meaning ascribed to it in section "7.2" hereinbelow;

(av)     "U.S. Person" has the meaning ascribed thereto in Regulation S; and

(aw)     "Vendor" or "Vendors" means the shareholders of Alaska Metals Corp. who have executed this Agreement as a Party.

1.2     Schedules. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following shall represent the Schedules which are attached to this Agreement and which form a material part hereof:

Schedule Schedule "A": Schedule "B": Schedule "C": Schedule "D": Schedule "E": Schedule "F": Schedule "G": Schedule "H": Schedule "I": Schedule "J": Schedule "K":

Description of Schedule

Option Agreement;
Mineral Assets;
Purchased Shares and Vendors;
Financial Statements;
Companies' Intellectual Property;
Companies' Leases and Licenses;
Companies' Contracts of Employment;
Companies' Material Contracts;
Companies' List of Bank Accounts etc.;
Purchaser's Material Contracts; and
Vendors' Certificates.

1.3     Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,:

(a)     the words "herein", "hereof", "hereunder", "hereinabove" and "hereinbelow" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

(b)     any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

(c)     words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

Article 2
PURCHASE AND SALE AND CONDITIONS THEREON

2.1     Purchase and sale. Subject to the terms and conditions hereof and based upon the representations, warranties and covenants contained in Articles "3" and "4" hereinbelow and the prior satisfaction of the conditions precedent which are set forth in Article "6" hereinbelow, the Vendors hereby agree to assign, sell and transfer at the "Closing Date" (as hereinafter determined) all of their respective right, entitlement and interest in and to all of the Purchased Shares to the Purchaser and the Purchaser hereby agrees to purchase all of the Purchased Shares from the Vendors on the terms and subject to the conditions contained in this Agreement.

2.2     Purchase Price. The total purchase price (collectively, the "Purchase Price") for all of the Purchased Shares will be satisfied by way of the issuance and delivery by the Purchaser to the order and direction of the Vendors, in accordance with section "2.3" hereinbelow, of an aggregate of 12,500,000 restricted common shares in the capital of the Purchaser (each a "Share"), at a deemed issuance price of U.S. $0.10 per Share, at the "Closing" (as hereinafter determined) on the Closing Date of this Agreement

2.3     Disbursement of Shares. The Purchaser will issue the Shares to the Vendors in accordance with the Vendors' direction and registration instructions delivered to the Purchaser prior to the Closing.

2.4     Resale restrictions and legending of Share certificates. The Vendors hereby acknowledge and agree that the Purchaser makes no representations as to any resale or other restriction affecting the Shares and that it is presently contemplated that the Shares will be issued by the Purchaser to the Vendors in reliance upon the registration and prospectus exemptions contained in certain sections of the United States Securities Act of 1933, as amended (the "Securities Act"), or "Regulation S" promulgated under the Securities Act and, if applicable, the British Columbia Securities Act (the "B.C. Securities Act"), which will impose a trading restriction in the United States on the Shares for a period of at least 6 months from the Closing Date. In addition, the Vendors hereby also acknowledge and agree that the within obligation of the Purchaser to issue the Shares pursuant to section "2.2" hereinabove will be subject to the Purchaser being satisfied that an exemption from applicable registration and prospectus requirements is available under the Securities Act and, if applicable, the B.C. Securities Act, and all applicable securities laws, in respect of each of the Vendors, the Purchased Shares and the Shares, and the Purchaser shall be relieved of any obligation whatsoever to purchase any Purchased Shares of the Vendors and to issue any Shares in respect of Vendors where the Purchaser reasonably determines that a suitable exemption is not available to it.

     The Vendors hereby also acknowledge and understand that neither the sale of the Shares which the Vendors are acquiring nor any of the Shares themselves have been registered under the Securities Act and, if applicable, the B.C. Securities Act, or any state securities laws, and, furthermore, that the Shares must be held indefinitely unless subsequently registered under the Securities Act and, if applicable, the B.C. Securities Act, or an exemption from such registration is available. The Vendors also acknowledge and understand that the certificates representing the Shares will be stamped with the following legends (or substantially equivalent language) restricting transfer in the following manner if such restriction is required by the "Regulatory Authorities":

"The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or applicable state securities laws. They may not be sold, offered for sale, pledged or otherwise transferred except pursuant to an effective registration statement under the U.S. Securities Act and in accordance with any applicable state securities laws, or pursuant to an exemption or exclusion from registration under the U.S. Securities Act and any applicable state securities laws. The securities represented by the certificate cannot be the subject of hedging transactions unless such transactions are conducted in compliance with the U.S. Securities Act.";

"Unless permitted under securities legislation, the holder of this security must not trade the security before [the date which is four months plus a day from the date of issuance]."; and

"Unless otherwise permitted under securities legislation, the holder of this security must not trade the security in or from British Columbia unless (a) the security holder trades the security through an investment dealer registered in British Columbia from an account at that dealer in the name of the security holder, and (b) the dealer executes the trade through the OTC Bulleting Board or Pink Sheets.";

and the Vendors hereby consent to the Purchaser making a notation on its records or giving instructions to any transfer agent of the Purchaser (the "Transfer Agent") in order to implement the restrictions on transfer set forth and described hereinabove.

     The Vendors also acknowledge and understand that:

(a)     the Shares are restricted securities within the meaning of "Rule 144" promulgated under the Securities Act;

(b)     the exemption from registration under Rule 144 will not be available in any event for at least six months from the date of issuance of the Shares to the Vendors, and even then will not be available unless (i) a public trading market then exists for the common stock of the Purchaser, (ii) adequate information concerning the Purchaser is then available to the public and (iii) other terms and conditions of Rule 144 are complied with; and

(c)     any sale of the Shares may be made by the Vendors only in limited amounts in accordance with such terms and conditions.

2.5     Costs. The Parties shall bear their own costs in relation to the negotiation and formalization of this Agreement and the matters contemplated thereby, including any legal fees, accounting, regulatory and filing fees and expenses.

2.6     Other securities. If and to the extent that the Vendors, or any other party related, associated or affiliated with the Vendors, any absolute, contingent, optional, pre-emptive or other right to acquire any securities in the capital of the Company, it is hereby acknowledged and agreed by the Vendors that such party shall be conclusively deemed, as and from the Closing, to have transferred the same to the Purchaser to the fullest extent permitted by law, and to otherwise hold the same in trust for and at the discretion of the Purchaser.

2.7     Standstill provisions. In consideration of the Parties' within agreement to purchase and sell the Purchased Shares and to enter into the terms and conditions of this Agreement, each of the Parties hereby undertakes for themselves, and for each of their respective agents and advisors, that they will not until the earlier of the Closing Date or the termination of this Agreement approach or consider any other potential purchasers, or make, invite, entertain or accept any offer or proposal for the proposed sale of any interest in and to any of the Purchased

Shares or the assets or the respective business interests of the Company, as the case may be, or, for that matter, disclose any of the terms of this Agreement, without the Parties' prior written consent. In this regard each of the Parties hereby acknowledges that the foregoing restrictions are important to the respective businesses of the Parties and that a breach by any of the Parties of any of the covenants herein contained would result in irreparable harm and significant damage to each affected Party that would not be adequately compensated for by monetary award. Accordingly, the Parties hereby agree that, in the event of any such breach, in addition to being entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, any such Party will also be liable to the other Parties, as liquidated damages, for an amount equal to the amount received and earned by such Party as a result of and with respect to any such breach. The Parties hereby also acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a Court of competent jurisdiction as being unreasonable, they agree that said Court shall have authority to limit such restrictions, activities or periods as the Court deems proper in the circumstances.

Article 3
REPRESENTATIONS, WARRANTIES AND COVENANTS

BY EACH OF THE VENDORS AND THE COMPANY

3.1     General representations, warranties and covenants by each of the Vendors and the Company. In order to induce the Purchaser to enter into and consummate this Agreement, each of the Vendors and the Company hereby, jointly and severally, represents to, warrants to and covenants with the Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of each of the Vendors and the Company, after having made due inquiry (and for the purposes of the following warranties, representations and covenants, "Vendors" and "Company" shall mean the Vendors, the Company and any subsidiary of the Vendors and the Company, if any, as the context so requires):

(a)     the Company and the corporate Vendors are duly incorporated under the laws of their respective jurisdictions of incorporation, are validly existing and are in good standing with respect to all statutory filings required by the applicable corporate laws;

(b)     the Company and the Vendors have the requisite power, authority and capacity to own and use all of their respective business assets and to carry on the Business as presently conducted by them;

(c)     the execution and delivery of this Agreement and the agreements contemplated hereby have been duly authorized by all necessary action, corporate or otherwise, on their respective parts;

(d)     there are no other consents, approvals or conditions precedent to the performance of this Agreement which have not been obtained;

(e)     this Agreement constitutes a legal, valid and binding obligation of each of the Vendors and the Company, enforceable against each of the Vendors and the Company in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

(f)     no proceedings are pending for, and it is unaware of, any basis for the institution of any proceedings leading to its respective dissolution or winding up, or the placing of it in bankruptcy or subject to any other laws governing the affairs of insolvent companies or persons;

(g)     to the actual knowledge, information and belief of each of the Vendors and the Company, the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

(i)     if a corporation, conflict with or result in a breach of or violate any of the terms, conditions or provisions of its respective constating documents;

(ii)     conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any Court or governmental authority, domestic or foreign, to which it is subject, or constitute or result in a default under any agreement, contract or commitment to which it is a party;

(iii)     give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which it is a party;

(iv)     give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to it which is necessary or desirable in connection with the conduct and operations of its respective business and the ownership or leasing of its respective business assets; or

(v)     constitute a default by it, or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of it which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument; and

(h)     neither this Agreement nor any other document, certificate or statement furnished to the Purchaser by or on behalf of any of the Vendors or the Company in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading which would likely affect the decision of the Purchaser to enter into this Agreement; and

(i)     each of the Vendors and the Company are not aware of any fact or circumstance which has not been disclosed to the Purchaser which should be disclosed in order to prevent the representations and warranties contained in this section from being misleading or which would likely affect the decision of the Purchaser to enter into this Agreement.

3.2     Representations, warranties and covenants by each of the Vendors and the Company respecting the Purchased Shares and Shares. In order to induce the Purchaser to enter into and consummate this Agreement, each of the Vendors and the Company hereby, jointly and severally, also represents to, warrants to and covenants with the Purchaser, with the intent that the Purchaser will also rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of each of the Vendors and the Company, after having made due inquiry (and for the purposes of the following warranties, representations and covenants, "Vendors" and "Company" shall mean the Vendors, the Company and any subsidiary of the Vendors and the Company, if any, as the context so requires):

(a)     save and except as set forth in Schedule "C" which is attached hereto and as set forth in the "Company's Disclosure Schedule", the Vendors have good and marketable title to and are the legal and beneficial owner of all of the Purchased Shares, and the Purchased Shares are fully paid and non-assessable and are free and clear of liens, charges, encumbrances, pledges, mortgages, hypothecations and adverse claims of any and all nature whatsoever and including, without limitation, options, pre-emptive rights and other rights of acquisition in favour of any person, whether conditional or absolute;

(b)     the Vendors have the power and capacity to own and dispose of the Purchased Shares, and the Purchased Shares are not subject to any voting or similar arrangement;

(c)     there are no actions, suits, proceedings or investigations (whether or not purportedly against or on behalf of any of the Vendors or the Company), pending or threatened, which may affect, without limitation, the rights of the Vendors to transfer any of the Purchased Shares to the Purchaser at law or in equity, or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, without limiting the generality of the foregoing, there are no claims or potential claims under any relevant family relations legislation or other equivalent legislation affecting the Purchased Shares. In addition, the Vendors and the Company are not now aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(d)     save and except as set forth in Schedule "C" which is attached hereto and as set forth in the Company's Disclosure Schedule, no other person, firm or corporation has any agreement, option or right capable of becoming an agreement for the purchase of any of the Purchased Shares;

(e)     the Vendors acknowledge that the Shares will be issued under certain exemptions from the registration and prospectus filing requirements otherwise applicable under the Securities Act and, if applicable, the B.C. Securities Act, and all applicable securities laws, and that, as a result, the Vendors may be restricted from using most of the remedies that would otherwise be available to the Vendors, the Vendors will not receive information that would otherwise be required to be provided to the Vendors and the Purchaser is relieved from certain obligations that would otherwise apply to the Purchaser, in either case, under applicable securities legislation;

(f)     the Vendors realize that the sale of the Purchased Shares in exchange for the Shares will be a highly speculative investment and that the each of the Vendors should be able, without impairing that Vendor's financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on such investment. In addition, each of the Vendors has such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment;

(g)     the Vendors have not received, nor have any of the Vendors requested, or do any of the Vendors require to, receive any offering memorandum or a similar document describing the business and affairs of the Purchaser in order to assist the Vendors in entering into this Agreement and in consummating the transactions contemplated herein;

(h)     if the Vendor is a "U.S. Person", as that term is defined in Regulation S, then such Vendor hereby certifies that:

(i)     it qualifies as an "accredited investor" as that term is defined under "Rule 501" of "Regulation D" promulgated under the Securities Act, as amended;

(ii)     it is receiving the Shares solely for its own account for investment and not with a view to or for sale or distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act;

(iii)     the entire legal and beneficial interest in the Shares it is receiving is being acquired for, and will be held for the account of, itself only and neither in whole nor in part for any other person;

(iv)     it understands that: (A) neither the sale of the Shares which it is receiving nor the Shares themselves have been registered under the Securities Act or any state securities laws, and the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; and (B) the share certificate representing the Shares will be stamped with the following legend (or substantially equivalent language) restricting transfer:

"The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or applicable state securities laws. They may not be sold, offered for sale, pledged or otherwise transferred except pursuant to an effective registration statement under the U.S. Securities Act and in accordance with any applicable state securities laws, or pursuant to an exemption or exclusion from registration under the U.S. Securities Act and any applicable state securities laws. The securities represented by the certificate cannot be the subject of hedging transactions unless such transactions are conducted in compliance with the U.S. Securities Act.";

"Unless permitted under securities legislation, the holder of this security must not trade the security before [the date which is four months plus a day from the date of issuance]."; and

"Unless otherwise permitted under securities legislation, the holder of this security must not trade the security in or from British Columbia unless (a) the security holder trades the security through an investment dealer registered in British Columbia from an account at that dealer in the name of the security holder, and (b) the dealer executes the trade through the OTC Bulleting Board or Pink Sheets."; and

each such 5:23 PM 04/27/2012U.S. Person Vendor will complete and provide the Purchaser and the Company with an executed copy of the attached form of "U.S. Accredited Investor Certificate"; which is attached hereto with Schedule "K" and which forms a material hereof; contemporaneously with the Vendor's execution of this Agreement at or before Closing;

(i)     if the Vendor is not a U.S. Person, as defined in Regulation S, then such Vendor hereby certifies that:

(i)     it is not a U.S. Person (as defined in "Rule 902" of Regulation S under the Securities Act, which definition includes, but is not limited to, any natural person resident in the United States, any corporation or partnership incorporated or organized under the laws of the United States or any estate or trust of which any executor, administrator or trustee is a U.S. Person);

(ii)     it is not acquiring any of the Shares for the account or benefit of any U.S. Person or for offering, resale or delivery for the account or benefit of any U.S. Person or for the account of any person in any jurisdiction other than the jurisdiction as set out for its name and address as stated in Schedule "C" which is attached hereto;

(iii)     it was not offered any Shares in the United States and was outside the United States at the time of execution and delivery of this Agreement;

(iv)     it understands that the Shares have not been registered under the Securities Act and, if applicable, the B.C. Securities Act, and any applicable securities laws;

(v)     it agrees to resell the Shares only in accordance with the provisions of Regulation S, pursuant to a registration under the Securities Act, or pursuant to an available exemption from such registration, and that hedging transactions involving the Shares may not be conducted unless in compliance with the Securities Act and, if applicable, the B.C. Securities Act; and

(vi)     it understands that any certificate representing the Shares will bear a legend setting forth the foregoing restrictions; and

each such non-U.S. Person Vendor will complete and provide the Purchaser with an executed copy of the attached form of "Regulation S Certificate"; which is attached hereto with Schedule "K" and which forms a material part hereof; contemporaneously with the Vendor's execution of this Agreement at or before Closing;

(j)     If the Vendor is a Canadian resident, then in addition to the representations, warranties and covenants provided in Section 3.2(i) above, the Vendor hereby certifies that:

(i)     it is an "accredited investor" within the meaning of NI 45-106;

(ii)     if the Vendor is a person, other than an individual or investment fund, that has net asses of at least CDN$5,000,000, it was not created or used solely to acquire the Shares as an accredited investor;

(iii)     if the Vendor is a resident of the Province of Ontario, then it authorizes the indirect collection of personal information (as defined in the securities laws of the Province of Ontario) by the Ontario Securities Commission and confirms that it has been notified by the Purchaser:

(A)     that the Purchaser will be delivering such personal information to the Ontario Securities Commission;

(B)     that such personal information is being collected indirectly by the Ontario Securities Commission under the authority granted to it in the securities laws of the Province of Ontario;

(C)     that such personal information is being collected for the purpose of the administration and enforcement of the securities laws of the Province of Ontario; and

(D)     that the title, business address and business telephone number of the public official in the Province of Ontario who can answer questions about the Ontario Securities Commission's indirect collection of personal information is as follows:

Administrative Assistant to the Director of Corporate
Finance Ontario Securities Commission
Suite 1903, Box 55, 20 Queen Street West, Toronto,
Ontario, Canada, M5H 3S8

Telephone:     (416) 593-8086;

(iv)     it acknowledges and consents to the fact that the Purchaser is collecting the Vendor's personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time) and acknowledges and consents to the Purchaser retaining such personal information as required and that the Purchaser may use or disclose such personal information to its directors, officers, employees or agents as necessary, or to any Regulatory Authorities as required; and

each such Canadian resident Vendor will complete and provide the Purchaser with an executed copy of the attached form of "Canadian Accredited Investor Certificate"; which is attached hereto with Schedule "K" and which forms a material part hereof; contemporaneously with the Vendor's execution of this Agreement at or before Closing; and

(j)     the Vendors and the Company are not aware of any fact or circumstance which has not been disclosed to the Purchaser which should be disclosed in order to prevent the representations and warranties contained in this section from being misleading or which would likely affect the decision of the Purchaser to enter into this Agreement.

3.3     Representations, warranties and covenants by each of the Vendors and the Company respecting the Company. In order to induce the Purchaser to enter into and consummate this Agreement, each of the Vendors and the Company hereby, jointly and severally, also represent to, warrant to and covenant with the Purchaser, with the intent that the Purchaser will also rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of each of the Vendors and the Company, after having made due inquiry (and for the purposes of the following warranties, representations and covenants, "Vendors" and "Company" shall mean the Vendors, the Company and any subsidiary of the Vendors and the Company, if any, as the context so requires):

(a)     the Company own and possesses and have good and marketable title to and possession of all of the business interests and the Company's Assets free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever; save and except for those actual or threatened liens, charges, encumbrances, demands, limitations and restrictions which are listed in Schedule "D" which is attached hereto and which forms a material part hereof and as set forth in the Company's Disclosure Schedule;

(b)     save and except as set forth in Schedule "D" which is attached hereto and as set forth in the Company's Disclosure Schedule, the Company, subject to the terms of the Option Agreement and the full and complete exercise of the Option by the Company under the Option Agreement, holds all licenses and permits required for the conduct in the ordinary course of the operations of the business and for the uses to which the Company's Assets have been put and are in good standing, and such conduct and uses are in compliance with all laws, zoning and other by-laws, building and other restrictions, rules, regulations and ordinances applicable to the Company and to the business and the Company's Assets, and neither the execution and delivery of this Agreement nor the completion of the transactions contemplated hereby will give any person the right to terminate or cancel the Option Agreement or any said license or permit or affect such compliance;

(c)     the presently authorized and issued share capital of the Company is as described in Schedule "C" which is attached hereto and which forms a material part hereof, and there are no other shares in the capital of the Company, issued or allotted or agreed to be issued or allotted, to any person. In addition, at Closing the issued share capital of the Company, together with the names and the number, class and kind of shares of the Company held by the Vendors, will be as set out in Schedule "C";

(d)     the Purchased Shares are validly issued and outstanding and fully paid and non-assessable in the capital of the Company and, save and except as set forth in Schedule "C" which is attached hereto and as set forth in the Company's Disclosure Schedule, the Purchased Shares are free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever;

(e)     save and except as set forth in Schedule "C" which is attached hereto and as set forth in the Company's Disclosure Schedule, no other person, firm or corporation has any agreement, option or right capable of becoming an agreement for the purchase of any of the Purchased Shares or any unissued shares in the capital of the Company;

(f)     save and except as set forth in Schedule "C" which is attached hereto and as set forth in the Company's Disclosure Schedule, there are no actions, suits, proceedings or investigations (whether or not purportedly against or on behalf of any of the Vendors or the Company), pending or threatened, which may affect, without limitation, the right of the Vendors to transfer the Purchased Shares to the Purchaser at law or in equity, or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, without limiting the generality of the foregoing, there are no claims or potential claims under any relevant family relations legislation or other equivalent legislation affecting any of the Purchased Shares. In addition, the Vendors and the Company are not now aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(g)     from the Execution Date up to and including the Closing Date the Company has not committed to making, and until the Closing Date will not make or commit itself, without the written consent of the Purchaser, to:

(i)     redeem or acquire any shares in its share capital;

(ii)     declare or pay any dividend;

(iii)   make any reduction in or otherwise make any payment on account of its paid-up capital; or

(iv)   effect any subdivision, consolidation or reclassification of its share capital;

(h)     other than as set forth in the Company's Disclosure Schedule, from the Execution Date up to and including the Closing Date the Company has not committed to making, and until the Closing Date will not make or commit itself, without the written consent of the Purchaser, to:

(i)     acquire or have the use of any property from a person, corporation or entity with whom it was not dealing with at arm's length; or

(ii)     dispose of anything to a person, corporation or entity with whom it was not dealing with at arm's length for proceeds less than the fair market value thereof;

(i)     other than as set forth in Schedule "C" which is attached hereto and as set forth in the Company's Disclosure Schedule, from the Execution Date up to and including the Closing Date the Company has not committed to making, and until the Closing Date will not make or commit itself, without the written consent of the Purchaser, to provide any person, firm or corporation with any agreement, option or right, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, option or right:

(i)     to require it to issue any further or other shares in its share capital, or any other security convertible or exchangeable into shares in its share capital, or to convert or exchange any securities into or for shares in its share capital;

(ii)     for the issue and allotment of any of the authorized but unissued shares in its share capital;

(iii)     to require it to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its share capital; or

(iv)     to purchase or otherwise acquire any shares in its share capital;

(j)     save and except for those matters which are listed in Schedule "D" which is attached hereto and in particular, however, without limitation, except for liabilities which are disclosed, reflected or adequately provided for in the Company's financial statement (collectively, the "Financial Statements"); a copy of which Financial Statements being attached hereto as Schedule "D" and forming a material part hereof; there are no other material liabilities, contingent or otherwise, existing on the Execution Date hereof in respect of which the Company may be liable on or after the completion of the transactions contemplated by this Agreement other than:

(i)     liabilities disclosed or referred to in this Agreement; and

(ii)     liabilities incurred in the ordinary course of business, none of which are materially adverse to the business, operations, affairs or financial conditions of the Company;

(k)     no dividend or other distribution by the Company has been made, declared or authorized since its incorporation, and from the Execution Date up to and including the Closing Date the Company has not committed to making and until the Closing Date will not make or commit itself, without the written consent of the Purchaser, to confer upon, or pay to or to the benefit of, any entity, any benefit having monetary value, any bonus or any salary increases except in the normal course of its business;

(l)     save and except as set forth in Schedule "D" which is attached hereto and as set forth in the Company's Disclosure Schedule, there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or, to the best of the knowledge, information and belief of each of the Vendors and the Company, after having made due inquiry, threatened against or affecting the Company at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency;

(m)     save and except as set forth in Schedule "D" which is attached hereto and as set forth in the Company's Disclosure Schedule, the Company is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it;

(n)     the Company is not a party to any collective agreement with any labour union or other association of employees, and there are no pending applications for certification of the Company's employees as a collective bargaining unit. In addition, and to the best of the knowledge, information and belief of the Company, after having made due inquiry, the Company is not presently a party to any complaint, grievance, arbitration or other labour matter referred to any board or labour authority;

(o)     there are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting the Company or any of its respective directors, officers or employees;

(p)     the Company has not experienced, nor are any of the Vendors or the Company aware of, any occurrence or event which has had, or might reasonably be expected to have, a materially adverse affect on the Company's Business, the Company's Assets or on the results of the Company's respective operations;

(q)     save and except as set forth in the Company's Disclosure Schedule, the Company, subject to the terms of the Option Agreement and the full and complete exercise of the Option by the Company under the Option Agreement, holds or have applied for all permits, licenses, consents and authorities issuable by any federal, state, regional or municipal government or agency thereof which are necessary or desirable in connection with its operations;

(r)     save and except as set forth in the Company's Disclosure Schedule, from the Execution Date up to and including the Closing Date, there have been prepared and will be prepared and filed on a timely basis all federal and state income tax returns, elections and designations, and all other governmental returns, notices and reports of which the Company has, or ought reasonably to have had, knowledge required to be or reasonably capable of being filed up to and including the Closing Date, with respect to the operations of the Company, and no such returns, elections, designations, notices or reports contain or will contain any material misstatement or omit any material statement that should have been included, and each such return, election, designation, notice or report, including accompanying schedules and statements, are and will be true, correct and complete in all material respects;

(s)     save and except as set forth in the Company's Disclosure Schedule, the Company have been assessed for all federal, state and municipal income tax for all years up to and including their most recent taxation years, and from the Execution Date up to and including the Closing Date, the Company will have paid in full or accrued in accounts all amounts (including, but not limited to, sales, use and consumption taxes and taxes measured on income and all installments of taxes) due and payable to all federal, state and municipal taxation authorities up to and including the Closing Date;

(t)     save and except as set forth in Schedule "D" which is attached hereto and as set forth in the Company's Disclosure Schedule, there is not now, and there will not be by the Closing Date, any proceeding, claim or, to the best of the knowledge, information and belief of each of the Vendors and the Company, after having made due inquiry, any investigation by any federal, state or municipal taxation authority, or any matters under discussion or dispute with such taxation authorities, in respect of taxes, governmental charges, assessments or reassessments in connection with the Company, and the Vendors and the Company are not aware of any contingent tax liabilities or any grounds that could result in an assessment, reassessment, charge or potentially adverse determination by any federal, state or municipal taxation authority as against the Company;

(u)     the Company is not, nor until or at the Closing Date will it be, in breach of any provision or condition of, nor have they done or omitted to do anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which it is a party, by which it is bound or from which it derives benefit, any judgment, decree, order, rule or regulation of any Court or governmental authority to which it is subject, or any statute or regulation applicable to it, to an extent that, in the aggregate, has a material adverse affect on it;

(v)     adequate provision has been made and will be made for taxes payable by the Company for the current period for which a tax return is not yet required to be filed and, to the best of the knowledge, information and belief of the Vendors and the Company, after having made due inquiry, there are no contingent tax liabilities of the Company or any grounds which would prompt a re-assessment of the Company and including without limitation, the aggressive treatment of income and expenses in the filing of earlier tax returns by the Company;

(w)     all amounts required to be withheld for taxes by the Company from payments made to any present or former shareholders, officers, directors, non-resident creditors, employees, associates or consultants have been withheld and paid on a timely basis to the property governmental body pursuant to applicable legislation;

(x)     Schedule "E" which is attached hereto and which forms a material part hereof contains an accurate and complete description of all of the Company's Intellectual Property, and the Intellectual Property does not infringe the rights of any other person;

(y)     the Company does not have and does not use any service mark, tradename or trademark except as disclosed as part of the Company's Intellectual Property;

(z)     save and except as set forth in Schedule "D" which is attached hereto and as set forth in the Company's Disclosure Schedule, and subject to the terms of the Option Agreement and the full and complete exercise of the Option by the Company under the Option Agreement, the Company has good and marketable title to all of the Company's Intellectual Property, Company's Assets, properties and interests in properties, real and personal, including those reflected in the Financial Statements or which have been acquired since the date of the latest of the Financial Statements (except for those which have been transferred, sold or otherwise disposed of in the ordinary or normal course of business), free and clear of all encumbrances, and none of the Company's properties or the Company's Assets is in the possession of or under the control of any other person;

(aa)     save and except as set forth in Schedule "D" which is attached hereto and as set forth in the Company's Disclosure Schedule, the Company has no equipment, other than the personal property or fixtures in the possession or custody of the Company which, as of the date hereof, are leased or are held under license or similar arrangement;

(ab)     except for the real property leases and licenses and the contracts of employment which are set forth in Schedules "F" and "G", respectively, which are attached hereto and which form a material part hereof, the Company is not party to or bound by any other material contract, whether oral or written, other than the contracts and agreements as set forth in Schedule "H" which are attached hereto and which form a material part hereof;

(ac)     as to the contracts listed in Schedule "H" which are attached hereto:

(i)     each such contract is in full force and effect and unamended;

(ii)   no material default exists in respect thereof on the part of either the Company or any other party thereto;

(iii)   each such contract does not involve the Vendors or any non-arm's length party except where described; and

(iv)   neither the Vendors nor the Company are aware of any intention on the part of any other party thereto to terminate or materially alter any such contract;

(ad)     the Company has no consulting or employment agreements, whether written or otherwise, except for those which are set forth in Schedule "G" which is attached hereto;

(ae)     Schedule "I" which is attached hereto and which forms a material part hereof is a true and complete list showing the name of each bank, trust company or similar institution in which the Company has accounts or safety deposit boxes, the identification numbers of each such account or safe deposit box, the names of all persons authorized to draw therefrom or to have access thereto and the number of signatories required on each account. In addition, Schedule "I" also includes a list of all non-bank account numbers, codes and business numbers used by the Company for the purposes of remitting tax, dues, assessments and other fees;

(af)     the Company maintains, and has maintained, insurance in force against loss on the Company's Assets, against such risks, in such amounts and to such limits, as is in accordance with prudent business practices prevailing in its line of business and having regard to the location, age and character of its properties and the Company's Assets, and have complied fully with all requirements of such insurance, including the prompt giving of any notice of any claim or possible claim thereunder, and all such insurance has been and is with insurers which the Company believe to be responsible;

(ag)     the most recently completed and consolidated management prepared Financial Statements for the Company are true and correct in every respect and present fairly the financial position of the Company as at their most recently completed financial periods and the results of their respective operations for the period then ended; a copy of said Financial Statements being attached hereto as Schedule "D";

(ah)     the Financial Statements and the books and records of the Company are true and correct in every material respect, fairly reflect the business, property, the Company's Assets and the financial position of the Company as at the date of the Financial Statements and any such books and records and the results of the operations for the period then ended, and there have been no adverse changes in the business or affairs of the Company since the date of the Financial Statements and any such books and records;

(ai)     since the date of the Company's most recent Financial Statements:

(i)     there has not been any material adverse change in the financial position or condition of the Company or any damage, loss or other change in circumstances materially affecting the business or properties or the Company's right or capacity to carry on business;

(ii)     the Company has not waived or surrendered any right of material value;

(iii)     the Company has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business; and

(iv)     the business has been carried on in the ordinary course;

(aj)     save and except for those matters which are listed in Schedule "D" which is attached hereto and as set forth in the Company's Disclosure Schedule, there are no liabilities, contingent or otherwise, of the Company not disclosed or reflected in the Financial Statements, except those incurred in the ordinary course of business of the Company since the date of the Financial Statements;

(ak)     save and except as set forth in Schedule "D" which is attached hereto and as set forth in the Company's Disclosure Schedule, no payments of any kind have been made or authorized by or on behalf of the Company to or on behalf of the Vendors or to or on behalf of any directors, officers, shareholders or employees of the Company or under any management agreements with the Company other than in the ordinary course of business;

(al)     except as otherwise provided for herein, the Vendors and the Company have not retained, employed or introduced any broker, finder or other person who would be entitled to a brokerage commission or finder's fee arising out of the transactions contemplated hereby;

(am)     save and except for those matters which are listed in Schedule "H" which is attached hereto, the Company does not have any contracts, agreements, undertakings or arrangements, whether oral, written or implied, with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, directors, officers, lawyers or others which cannot be terminated, without penalty, on no more than one month's notice;

(an)     save and except as set forth in Schedule "D" which is attached hereto and as set forth in the Company's Disclosure Schedule, neither the Vendors, nor any directors, officers or employees of the Company, are now indebted or under obligation to the Company on any account whatsoever other than in the ordinary course of business;

(ao)     all material transactions of the Company and including, without limitation, all directors' and shareholders' resolutions, have been promptly and properly recorded or filed in or with their respective books and records;

(ap)     the Vendors and the Company have the full authority and capacity required to enter into this Agreement and to perform their respective obligations hereunder;

(aq)     the present directors and officers of the Company are as follows:

Name of director/officer	Company	Position with Company
Gary Powers	Alaska Metals Corp.	President, Secretary and Director
Peter Wilson	Alaska Metals & Mining Corp.	President, Secretary, Treasurer and Director

(ar)     prior to the "Subject Removal Date" the Company will have obtained all authorizations and approvals or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and has made all filings with, any and all Regulatory Authorities, if applicable, from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Company which will be in compliance with, and will have not committed any breach of any securities laws, regulations or policies of any Regulatory Authority to which the Company may be subject;

(as)     save and except as set forth in Schedule "D" which is attached hereto and as set forth in the Company's Disclosure Schedule, the Company has not committed to making and until the Closing Date will not make or commit itself, without the written consent of the Purchaser, to:

(i)     guarantee, or agree to guarantee, any indebtedness or other obligation of any person or corporation;

(ii)     other than the payment of ordinary course obligations, make any single operating or capital expenditures in excess of U.S. $50,000.00; or

(iii)     waive or surrender any right of material value;

(at)     until the Closing Date the Company will:

(i)     maintain its business and assets in a manner consistent with and in compliance with applicable law; and

(ii)     not enter into any material transaction or assume or incur any material liability outside the normal course of its business;

(au)     the Company has not committed to making and until the Closing Date will not make or commit themselves, without the written consent of the Purchaser, to:

(i)     declare or pay any dividend, or make any distribution of its properties or assets to its shareholders, or purchase or retire any of its shares;

(ii)     sell all or any part of its business or assets or agree to do or perform any act or enter into any transaction or negotiation which could reasonably be expected to interfere with this Agreement or which would render inaccurate any of the representations, warranties and covenants set forth in this Agreement; or

(iii)     merge, amalgamate or consolidate into or with any entity, or enter into any other corporate reorganization;

provided, however, that the provisions hereof shall not preclude the Company, pending the Closing or the termination of this Agreement, whichever shall first occur, from carrying on its business in the normal course thereof;

(av)     the Company will, for a period of at least five business days prior to the Closing Date, during normal business hours:

(i)     make available for inspection by the counsel, auditors and representatives of the Purchaser, at such location as is appropriate, all of the Company's books, records, contracts, documents, correspondence and other written materials, and afford such persons every reasonable opportunity to make copies thereof and take extracts therefrom at the sole cost of the Purchaser; provided such persons do not unduly interfere in the operations of the Company;

(ii)     authorize and permit such persons at the risk and the sole cost of the Purchaser, and only if such persons do not unduly interfere in the operations of the Company, to attend at all of its respective places of business and operations to observe the conduct of its business and operations, inspect its properties and assets and make physical counts of its inventories, shipments and deliveries; and

(iii)     require the Companies' management personnel to respond to all reasonable inquiries concerning the business and assets or the conduct of its business relating to its liabilities and obligations;

(aw)     the Vendors and the Company will give to the Purchaser, within at least five business days prior to the Closing Date, by written notice, particulars of:

(i)     each occurrence within the Vendors' and the Company's knowledge after the Execution Date of this Agreement that, if it had occurred before the Execution Date, would have been contrary to any of the Vendors' or the Company's representations or warranties contained herein; and

(ii)     each occurrence or omission within the Vendors' and the Company's knowledge after the Execution Date that constitutes a breach of any of the Vendors' or the Company's covenants contained in this Agreement;

(ax)     each of the attached Schedules contains all material information for each particular Schedule listed therein and there are no omissions of material information by the Company; and

(ay)     the Vendors and the Company are not aware of any fact or circumstance which has not been disclosed to the Purchaser which should be disclosed in order to prevent the representations and warranties contained in this section from being misleading or which would likely affect the decision of the Purchaser to enter into this Agreement.

3.4     Representations, warranties and covenants by each of the Vendors and the Company respecting the Mineral Assets. In order to induce the Purchaser to enter into and consummate this Agreement, each of the Vendors and the Company hereby, jointly and severally, also represents to, warrants to and covenants with the Purchaser, with the intent that the Purchaser will also rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of each of the Vendors and the Company, after having made due inquiry (and for the purposes of the following warranties, representations and covenants, "Vendors" and "Company" shall mean the Vendors, the Company and any subsidiary of the Vendors and the Company, if any, as the context so requires):

(a)     the Company, subject to the terms of the Option Agreement and the full and complete exercise of the Option by the Company under the Option Agreement, will be the legal and beneficial owner of all of the Mineral Assets; the particulars of which being more particularly described in Schedule "B" which is attached hereto;

(b)     the Company is, and/or will be at the Closing Date, authorized to hold the right to explore and develop each of the mineral property interests comprising the Mineral Assets held by the Company;

(c)     the Company, subject to the terms of the Option Agreement and the full and complete exercise of the Option by the Company under the Option Agreement, will hold each of the mineral property interests comprising the Mineral Assets free and clear of all liens, charges and claims of others;

(d)     no other person, firm or corporation has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase from the Companies of any interest in and to any of mineral property interests comprising the Mineral Assets;

(e)     the mineral property interests comprising the Mineral Assets have been duly and validly located and recorded in a good and minerlike manner pursuant to applicable mining laws;

(f)     all permits and licenses covering the mineral property interests comprising the Mineral Assets have been, and/or will be at the Closing Date, duly and validly issued pursuant to applicable mining laws and are in good standing by the proper doing and filing of assessment work and the payment of all fees, taxes and rentals in accordance with the requirements of applicable mining laws and the performance of all other actions necessary in that regard;

(g)     where appropriate, the Company has, and/or will have at the Closing Date, insured the Mineral Assets against loss or damage on a replacement cost basis;

(h)     all conditions on and relating to the Mineral Assets and the operations conducted thereon by or on behalf of the Company are, and/or will be at the Closing Date, in compliance with all applicable laws, regulations or orders and including, without limitation, all laws relating to environmental matters, waste disposal and storage and reclamation;

(i)     there are no outstanding orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to any of the mineral property interests comprising the Mineral Assets and the conduct of the operations related thereto, nor has the Company received any notice of same;

(j)     there are no adverse claims or challenges against or to the ownership of or title to any of the mineral property interests comprising the Mineral Assets or which may impede the development of any of the mineral property interests comprising the Mineral Assets, nor, to the best of the knowledge, information and belief of the Company, after having made due inquiry, is there any basis for any potential claim or challenge, and, to the best of the knowledge, information and belief of the Company, after having made due inquiry, no person has any royalty, net profits or other interests whatsoever in any production from any of the mineral property interests comprising the Mineral Assets;

(k)     there are no actions, suits, proceedings or investigations (whether or not purportedly against or on behalf of the Company), pending or threatened, which may affect, without limitation, the rights of the Company, subject to the terms of the Option Agreement and the full and complete exercise of the Option by the Company under the Option Agreement, to transfer any interest in and to the mineral property interests comprising the Mineral Assets to the Purchaser at law or in equity, or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, without limitation, there are no claims or potential claims under any relevant family relations legislation or other equivalent legislation affecting any of the mineral property interests comprising the Mineral Assets. In addition, the Company is not now aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(l)     the Vendors and the Company have delivered to the Purchaser all Mineral Assets Documentation in their possession or control relating to the Mineral Assets together with copies of all actual and pending permits, permit applications and applications for exploration and exploitation rights respecting any of the mineral property interests comprising the Mineral Assets;

(m)     the Company will also deliver, or caused to be delivered, to the Purchaser as soon as conveniently possible after the Effective Date, however, prior to the Closing Date, a title opinion or opinions respecting the mineral property interests comprising the Mineral Assets, all as addressed to the Purchaser and prepared in accordance with applicable rules and policies, together with such other documentation as the Purchaser may require in order to seek and obtain Regulatory Approval for each of the transactions contemplated by this Agreement; and

(n)     the Vendors and the Company are not aware of any fact or circumstance which has not been disclosed to the Purchaser which should be disclosed in order to prevent the representations and warranties contained in this section from being misleading or which would likely affect the decision of the Purchaser to enter into this Agreement.

3.5     Continuity of the representations, warranties and covenants by each of the Vendors and the Company. The representations, warranties and covenants by each of the Vendors and the Company contained in this Article, or in any certificates or documents delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, will be true at and as of the Closing Date as though such representations, warranties and covenants were made at and as of such time. Notwithstanding any investigations or inquiries made by the Purchaser or by the Purchaser's professional advisors prior to the Closing Date, or the waiver of any condition by the Purchaser, the representations, warranties and covenants of each of the Vendors and the Company contained in this Article shall survive the Closing Date and shall continue in full force and effect for a period of one calendar year from the Closing Date; provided, however, that the Vendors and the Company shall not be responsible for the breach of any representation, warranty or covenant of either of the Vendors or the Company contained herein caused by any act or omission of the Purchaser prior to the Execution Date hereof of which any of the Vendors and the Company were unaware or as a result of any action taken by the Purchaser after the Execution Date. In the event that any of the said representations, warranties or covenants are found by a Court of competent jurisdiction to be incorrect and such incorrectness results in any loss or damage sustained directly or indirectly by the Purchaser, then the Vendors and/or the Company, as the case may be, will, in accordance with the provisions of Article "15" hereinbelow, pay the amount of such loss or damage to the Purchaser within 30 calendar days of receiving notice of judgment therefore; provided that the Purchaser will not be entitled to make any claim unless the loss or damage suffered may exceed the amount of U.S. $1,000.00.

Article 4
WARRANTIES, REPRESENTATIONS AND COVENANTS BY THE PURCHASER

4.1     Warranties, representations and covenants by the Purchaser. In order to induce each of the Vendors and the Company to enter into and consummate this Agreement, the Purchaser hereby warrants to, represents to and covenants with each of the Vendors and the Company, with the intent that each of the Vendors and the Company will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Purchaser, after having made due inquiry (and for the purposes of the following warranties, representations and covenants, "Purchaser" shall mean the Purchaser and any subsidiary of the Purchaser, if any, as the context so requires):

(a)     the Purchaser is a corporation duly incorporated under the laws of its jurisdiction of incorporation, is validly existing and is in good standing with respect to all statutory filings required by the applicable corporate laws;

(b)     the Purchaser has the requisite power, authority and capacity to own and use all of its business assets and to carry on its business as presently conducted by it;

(c)     save and except as set forth in the "Purchaser's Disclosure Schedule" which will accompany the Purchaser's execution and delivery of this Agreement, the Purchaser is qualified to do business in those jurisdictions where it is necessary to fulfill its obligations under this Agreement, and it has the full power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(d)     the execution and delivery of this Agreement and the agreements contemplated hereby has been duly authorized by all necessary corporate action on its part;

(e)     there are no other consents, approvals or conditions precedent to the performance of this Agreement which have not been obtained;

(f)     this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

(g)     no proceedings are pending for, and the Purchaser is unaware of, any basis for the institution of any proceedings leading to the dissolution or winding up of the Purchaser or the placing of the Purchaser in bankruptcy or subject to any other laws governing the affairs of insolvent companies;

(h)     the Purchaser owns and possesses and has good and marketable title to and possession of all of its business assets free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever, save and except for those actual or threatened liens, charges, encumbrances, demands, limitations and restrictions which are listed in Schedule "J" which is attached hereto and which forms a material part hereof and as set forth in the Purchaser's Disclosure Schedule;

(i)     save and except as set forth in the Purchaser's Disclosure Schedule, the Purchaser holds all licenses and permits required for the conduct in the ordinary course of the operations of its business and for the uses to which its business assets have been put and are in good standing, and such conduct and uses are in compliance with all laws, zoning and other by-laws, building and other restrictions, rules, regulations and ordinances applicable to the Purchaser and its business and assets, and neither the execution and delivery of this Agreement nor the completion of the transactions contemplated hereby will give any person the right to terminate or cancel any said license or permit or affect such compliance;

(j)     the authorized capital of the Purchaser consists of 1,000,000,000 common shares of common stock, with a par value of U.S. $0.001 per common share, which, according to the records of the Purchaser, there are 36,153,278 common shares issued and outstanding as fully paid and non-assessable as at the Execution Date hereof;

(k)     all of the issued and outstanding shares of the Purchaser are listed and posted for trading on FINRA's Over-the-Counter Bulletin Board and the Purchaser is not in material default of any applicable FINRA rules or any rules or policies of the United States Securities and Exchange Commission (the "Commission");

(l)     save and except as set forth in the Purchaser's Disclosure Schedule, all registration statements, reports and proxy statements filed by the Purchaser with the Commission, have been filed by the Purchaser under the United States Securities Act of 1934 (the "1934 Act"), were filed in all material respects in accordance with the requirements of the 1934 Act and the rules and regulations thereunder and no such registration statements, reports or proxy statements contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(m)     the Purchaser will allot and issue the Shares on the Closing Date in accordance with section "2.2" hereinabove as fully paid and non-assessable in the capital of the Purchaser, free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever, other than hold periods or other restrictions imposed under applicable securities legislation;

(n)     the Purchaser is not aware of any court order which restricts or prevents the issuance by the Purchaser of any shares from treasury;

(o)     there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or, to the best of the knowledge, information and belief of the Purchaser, after making due inquiry, threatened against or affecting the Purchaser at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency;

(p)     save and except as set forth in the Purchaser's Disclosure Schedule, the Purchaser is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it;

(q)     the Purchaser is not a party to any collective agreement with any labour union or other association of employees, and there is no pending application for certification of any of the Purchaser's employees as a collective bargaining unit. In addition, and to the best of the knowledge, information and belief of the Purchaser, after having made due inquiry, the Purchaser is not presently a party to any complaint, grievance, arbitration or other labour matter referred to any board or labour authority;

(r)     there are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting the Purchaser or any of its directors, officers or employees;

(s)     save and except as set forth in the Purchaser's Disclosure Schedule, the Purchaser has not experienced, nor is the Purchaser aware of, any occurrence or event which has had, or might reasonably be expected to have, a materially adverse affect on its business or on the results of its operations;

(t)     save and except as set forth in the Purchaser's Disclosure Schedule, the Purchaser holds or has applied for all permits, licenses, consents and authorities issuable by any federal, state, regional or municipal government or agency thereof which are necessary or desirable in connection with its operations;

(u)     there is not now, and there will not be by the Closing Date, any proceeding, claim or, to the best of the knowledge, information and belief of the Purchaser, after making due inquiry, any investigation by any federal, state or municipal taxation authority, or any matters under discussion or dispute with such taxation authorities, in respect of taxes, governmental charges, assessments or reassessments in connection with the Purchaser, and the Purchaser is not aware of any contingent tax liabilities or any grounds that could result in an assessment, reassessment, charge or potentially adverse determination by any federal, state or municipal taxation authority as against the Purchaser;

(v)     the Purchaser is not in breach of any provision or condition of, nor have they done or omitted anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which it is a party, by which it is bound or from which it derives benefit, any judgment, decree, order, rule or regulation of any court or governmental authority to which it is subject, or any statute or regulation applicable to it, to an extent that, in the aggregate, has a material adverse affect on it;

(w)     the Purchaser has good and marketable title to all of its assets, properties and interests in properties, real and personal, free and clear of all encumbrances, and none of the Purchaser's assets or properties is in the possession of or under the control of any other person;

(x)     the Purchaser has no equipment, other than the personal property or fixtures in the possession or custody of the Purchaser which, as of the date hereof, are leased or are held under license or similar arrangement;

(y)     except for the material contracts which are set forth in Schedule "J" which is attached hereto and which forms a material part hereof, the Purchaser is not party to or bound by any other material contract, whether oral or written, other than the contracts as set forth in Schedule "J";

(z)     save and except as set forth in the Purchaser's Disclosure Schedule, as to the contracts listed in Schedule "J" which is attached hereto:

(i)     each such contract is in full force and effect and unamended;

(ii)     no material default exists in respect thereof on the part of either the Purchaser or any other party thereto;

(iii)     each such contract does not involve any non-arm's length party except where described; and

(iv)     the Purchaser is not aware of any intention on the part of any other party thereto to terminate or materially alter any such contract;

(aa)     there are no liabilities, contingent or otherwise of the Purchaser not disclosed;

(ab)     no payments of any kind have been made or authorized by or on behalf of the Purchaser to or on behalf of directors, officers, shareholders or employees of the Purchaser or under any management agreements with the Purchaser other than in the ordinary course of business;

(ac)     the Purchaser has not retained, employed or introduced any other broker, finder or other person who would be entitled to a brokerage commission or finder's fee arising out of the transactions contemplated hereby;

(ad)     none of the directors, officers or employees of the Purchaser are now indebted or under obligation to the Purchaser on any account whatsoever, other than in the ordinary course of business;

(ae)     save and except as set forth in the Purchaser's Disclosure Schedule, all material transactions of the Purchaser and including, without limitation, all directors' and shareholders' resolutions, have been promptly and properly recorded or filed in or with its books and records;

(af)     prior to the Subject Removal Date the Purchaser will have obtained all authorizations, approvals, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities required to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Purchaser, which will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Purchaser may be subject;

(ag)     the Purchaser has not committed to making and until the Closing Date will not make or commit itself, without the written consent of each of the Vendors and the Companies, to:

(i)     guarantee, or agree to guarantee, any indebtedness or other obligation of any person or corporation;

(ii)     other than the payment of ordinary course obligations, make any operating or capital expenditures in excess of U.S. $50,000.00; or

(iii)     waive or surrender any right of material value;

(ah)     until the Closing Date the Purchaser will:

(i)     maintain its assets in a manner consistent with and in compliance with applicable law; and

(ii)     not enter into any material transaction or assume or incur any material liability outside the normal course of its business;

(ai)     the Purchaser has not committed to making and until the Closing Date will not make or commit itself, without the written consent of each of the Vendors and the Company, to:

(i)     declare or pay any dividend, or make any distribution of its properties or assets to its shareholders, or purchase or retire any of its shares;

(ii)     sell all or any part of its assets or agree to do or perform any act or enter into any transaction or negotiation which could reasonably be expected to interfere with this Agreement or which would render inaccurate any of the representations, warranties and covenants set forth in this Agreement; or

(iii)     merge, amalgamate or consolidate into or with any entity, or enter into any other corporate reorganization;

provided, however, that the provisions hereof shall not preclude the Purchaser pending the Closing or the termination of this Agreement, whichever shall first occur, from carrying on its business in the normal course thereof;

(aj)     the Purchaser will, for a period of at least five business days prior to the Closing Date, during normal business hours:

(i)     make available for inspection by the counsel, auditors and representatives of each of the Vendors and the Company, at such location as is appropriate, all of the Purchaser's books, records, contracts, documents, correspondence and other written materials, and afford such persons every reasonable opportunity to make copies thereof and take extracts therefrom at the sole cost of the Vendors and the Company; provided such persons do not unduly interfere in the operations of the Purchaser;

(ii)     authorize and permit such persons at the risk and the sole cost of the Vendors and the Companies, and only if such persons do not unduly interfere in the operations of the Purchaser, to attend at all of its respective places of business and operations to observe the conduct of its business and operations, inspect its properties and assets and make physical counts of its inventories, shipments and deliveries; and

(iii)     require the Purchaser's management personnel to respond to all reasonable inquiries concerning the Purchaser's business assets or the conduct of its business relating to its liabilities and obligations;

(ak)     the Purchaser will give to each of the Vendors and the Company, within at least five business days prior to the Closing Date, by written notice, particulars of:

(i)     each occurrence within the Purchaser's knowledge after the Execution Date of this Agreement that, if it had occurred before the Execution Date, would have been contrary to any of the Purchaser's representations or warranties contained herein; and

(ii)     each occurrence or omission within the Purchaser's knowledge after the Execution Date that constitutes a breach of any of the Purchaser's covenants contained in this Agreement;

(al)     save and except for those matters which are listed in Schedule "J" which is attached hereto and as set forth in the Purchaser's Disclosure Schedule, the shares in the capital of the Purchaser are not subject to or affected by any actual or, to the knowledge of the Purchaser, pending or threatened cease trading, compliance or denial of use of exemptions orders of, or action, investigation or proceeding by or before, any securities regulatory authority, Court, administrative agency or other tribunal;

(am)     the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

(i)     conflict with or result in a breach of or violate any of the terms, conditions or provisions of the constating documents of the Purchaser;

(ii)     conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any Court or governmental authority, domestic or foreign, to which the Purchaser is subject, or constitute or result in a default under any agreement, contract or commitment to which the Purchaser is a party;

(iii)     give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which the Purchaser is a party;

(iv)     give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to the Purchaser which is necessary or desirable in connection with the conduct and operations of its businesses and the ownership or leasing of its business assets; or

(v)     constitute a default by the Purchaser or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of the Purchaser which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument;

(an)     neither this Agreement nor any other document, certificate or statement furnished to any of the Vendors or the Company by or on behalf of the Purchaser in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading; and

(ao)     it is not aware of any fact or circumstance which has not been disclosed to each of the Vendors and the Company which should be disclosed in order to prevent the representations, warranties and covenants contained in this section from being misleading or which would likely affect the decision of the Vendors and the Company to enter into this Agreement.

4.3     Continuity of the representations, warranties and covenants by the Purchaser. The representations, warranties and covenants of the Purchaser contained in this Article, or in any certificates or documents delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, will be true at and as of the Closing Date as though such representations, warranties and covenants were made at and as of such time. Notwithstanding any investigations or inquiries made by either of the Vendors or the Company, or by the Vendors' or the Company's respective professional advisors prior to the Closing Date, or the waiver of any condition by either of the Vendors or the Company, the representations, warranties and covenants of the Purchaser contained in this Article shall survive the Closing Date and shall continue in full force and effect for a period of one calendar year from the Closing Date; provided, however, that the Purchaser shall not be responsible for the breach of any representation, warranty or covenant of the Purchaser contained herein caused by any act or omission of either of the Vendors or the Company prior to the Execution Date hereof of which the Purchaser was unaware or as a result of any action taken by either of the Vendors or the Company after the Execution Date. In the event that any of the said representations, warranties or covenants are found by a Court of competent jurisdiction to be incorrect and such incorrectness results in any loss or damage sustained directly or indirectly by either of the Vendors and/or the Company, then the Purchaser will, in accordance with the provisions of Article "15" hereinbelow, pay the amount of such loss or damage to either of the Vendors and/or the Company, as the case may be, within 30 calendar days of receiving notice of judgment therefore; provided that the Vendors and the Company will not be entitled to make any claim unless the loss or damage suffered may exceed the amount of U.S. $1,000.00.

Article 5
CONDITIONS PRECEDENT TO CLOSING

5.1     Parties' conditions precedent. All of the rights, duties and obligations of each of the Parties under this Agreement are subject to the following conditions precedent for the exclusive benefit of each of the Parties to be fulfilled in all material aspects in the reasonable opinion of each of the Parties or to be waived by each or any of the Parties, as the case may be, as soon as possible after the Execution Date; however, unless specifically indicated as otherwise, not later than two calendar days prior to the Closing Date (such date being the "Subject Removal Date"):

(a)     the delivery by the Vendors and the Company to the Purchaser of written evidence, satisfactory to the Purchaser in its sole and absolute discretion, acting reasonably, that each of the Vendors' and the Company's representations, warranties and covenants contained in section "3.4" hereinabove are true and accurate and including, without limitation, that the Company, subject to the terms of the Option Agreement and the full and complete exercise of the Option by the Company under the Option Agreement, will be the 100% legal, beneficial and registered owner of all of the Mineral Assets, that the Company holds the right to explore and develop each of the mineral property interests comprising the Mineral Assets held by the Company and that each of the mineral property interests comprising the Mineral Assets are free and clear of all liens, charges and claims of others (collectively, the "Mineral Assets Condition Precedent");

(b)     the specific ratification of the terms and conditions of this Agreement by the Board of Directors of each of the Purchaser and the Company within two calendar days of the due and completion execution of this Agreement by each of the Parties (collectively, the "Ratification");

(c)     the completion by each of the Purchaser and the Company of an initial due diligence and operations review of the other Party's respective businesses and operations within 14 calendar days of the prior satisfaction of the Ratification (collectively, the "Initial Due Diligence");

(d)     if required under applicable corporate and securities laws, the receipt of all necessary approvals from any Regulatory Authority having jurisdiction over the transactions contemplated by this Agreement on or before May 31, 2012;

(e)     if required under applicable corporate and securities laws, shareholders of the Purchaser and/or the Company passing an ordinary resolution or, where required, a special resolution, approving the terms and conditions of this Agreement and all of the transactions contemplated hereby, and the Purchaser and/or the Company sending all required notice to the Purchaser's and/or the Company's shareholders in connection therewith, or, in the alternative and if allowable in accordance with applicable corporate and securities laws, shareholders of the Purchaser and/or the Company holding over 50% of the issued shares of the Purchaser and the Company providing written consent resolutions evidencing their approval to the terms and conditions of this Agreement and all of the transactions contemplated hereby together with certification of any required notice to all shareholders of the Purchaser and/or Company of such written consent resolutions; and

(f)     the Board of Directors of the Purchaser approving of the within issuance by the Purchaser to the order and direction of the Vendors of all of the referenced Shares in accordance with section "2.2" hereinabove and, in addition, the Board of Directors of the Purchaser, if required, having also approved and received any required notice of such other matters as may be agreed to as between the Parties prior the completion of the transactions contemplated by this Agreement.

5.2     Parties' waiver of conditions precedent. The conditions precedent set forth in section "5.1" hereinabove are for the exclusive benefit of each of the Parties and may be waived by each or any of the Parties in writing and in whole or in part at any time; however, not later than the Subject Removal Date.

5.3     Vendors' and the Company's conditions precedent. The rights, duties and obligations of each of the Vendors and the Company under this Agreement are also subject to the following conditions precedent for the exclusive benefit of each of the Vendors and the Company to be fulfilled in all material aspects in the reasonable opinion of the Vendors and the Company or to be waived by each or any of the Vendors and the Company as soon as possible after the Execution Date, however; unless specifically indicated as otherwise, not later than the Subject Removal Date:

(a)     the Purchaser shall have complied with all warranties, representations, covenants and agreements herein agreed to be performed or caused to be performed by the Purchaser on or before the Closing Date;

(b)     the Purchaser shall have complied with all applicable securities laws in connection with the issuance of the Shares to the Vendors on or before the Closing Date;

(c)     the Purchaser will have obtained all authorizations, approvals, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities required to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Purchaser who will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Purchaser may be subject;

(d)     all matters which, in the opinion of counsel for the Vendors and the Company, are material in connection with the transactions contemplated by this Agreement shall be subject to the favourable opinion of such counsel, and all relevant records and information shall be supplied to such counsel for that purpose;

(e)     no material loss or destruction of or damage to the Purchaser shall have occurred since the Execution Date;

(f)     no action or proceeding at law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:

(i)     the purchase or transfer of any of the Purchased Shares contemplated by this Agreement or the right of the Vendors to dispose of any of the Purchased Shares; or

(ii)     the right of the Purchaser to conduct its operations and carry on, in the normal course, its business and operations as it has carried on in the past;

(g)     the Purchaser will, for a period of at least five business days prior to the Closing Date, during normal business hours:

(i)     make available for inspection by the counsel, auditors and representatives of the Vendors and the Company, at such location as is appropriate, all of the Purchaser's books, records, contracts, documents, correspondence and other written materials, and afford such persons every reasonable opportunity to make copies thereof and take extracts therefrom at the sole cost of the Vendors and the Company; provided such persons do not unduly interfere in the operations of the Purchaser;

(ii)     authorize and permit such persons at the risk and the sole cost of the Vendors and the Company, and only if such persons do not unduly interfere in the operations of the Purchaser, to attend at all of its places of business and operations to observe the conduct of its business and operations, inspect its properties and assets and make physical counts of its inventories, shipments and deliveries; and

(iii)     require the Purchaser's management personnel to respond to all reasonable inquiries concerning the Purchaser's business assets or the conduct of its business relating to its liabilities and obligations; and

(h)     the completion by the Vendors and the Company, and by the Vendors' and the Company's professional advisors, of a thorough due diligence and operations review of the business and operations of the Purchaser to the sole and absolute satisfaction of each of the Vendors and the Company.

5.4     Vendors' and the Company's waiver of conditions precedent. The conditions precedent set forth in section "5.3" hereinabove are for the exclusive benefit of each of the Vendors and the Company and may be waived by each or any of the Vendors and the Company in writing and in whole or in part at any time after the Execution Date; however, unless specifically indicated as otherwise, not later than the Subject Removal Date.

5.5     Purchaser's conditions precedent. The rights, duties and obligations of the Purchaser under this Agreement are also subject to the following conditions precedent for the exclusive benefit of the Purchaser to be fulfilled in all material aspects in the reasonable opinion of the Purchaser or to be waived by the Purchaser as soon as possible after the Execution Date; however, unless specifically indicated as otherwise, not later than the Subject Removal Date (and for the purposes of the following conditions precedent, "Vendors" and "Company" shall mean the Vendors, the Company and any subsidiary of the Vendors and the Company, if any, as the context so requires):

(a)     the Vendors and the Company shall have complied with all warranties, representations, covenants and agreements herein agreed to be performed or caused to be performed by the Vendors and the Company on or before the Closing Date;

(b)     the Vendors and the Company will have obtained all authorizations, approvals or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Vendors and the Company who will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Vendors or the Company may be subject;

(c)     all matters which, in the opinion of counsel for the Purchaser, are material in connection with the transactions contemplated by this Agreement shall be subject to the favourable opinion of such counsel, and all relevant records and information shall be supplied to such counsel for that purpose;

(d)     no material loss or destruction of or damage to the Company, any of the Company's Assets, any of the Company's Business or the Purchased Shares shall have occurred;

(e)     no action or proceeding at law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:

(i)     the purchase or transfer of any of the Purchased Shares contemplated by this Agreement or the right of the Vendors to dispose of any of the Purchased Shares; or

(ii)     the right of the Company to conduct its operations and carry on, in the normal course, its business and operations as it has carried on in the past;

(f)     the delivery to the Purchaser by the Vendors and the Company, on a confidential basis, of all Business Documentation and including, without limitation, the following documentation and information:

(i)     a copy of all material contracts, agreements, reports and information of any nature respecting the Company, the Company's Assets and the Company's Business; and

(ii)     details of any lawsuits, claims or potential claims relating to either the Company, the Company's Assets, the Company's Business or the Purchased Shares of which either of the Vendors or the Company is aware and the Purchaser is unaware;

(g)     the Vendors and the Company will, for a period of at least five business days prior to the Closing Date, during normal business hours:

(i)     make available for inspection by the counsels, auditors and representatives of the Purchaser, at such location as is appropriate, all of the Company's books, records, contracts, documents, correspondence and other written materials, and afford such persons every reasonable opportunity to make copies thereof and take extracts therefrom at the sole cost of the Purchaser; provided such persons do not unduly interfere in the operations of the Company;

(ii)     authorize and permit such persons at the risk and the sole cost of the Purchaser, and only if such persons do not unduly interfere in the operations of the Company, to attend at all of its places of business and operations to observe the conduct of its business and operations, inspect its properties and assets and make physical counts of its inventories, shipments and deliveries; and

(iii)     require the Company's management personnel to respond to all reasonable inquiries concerning the Company's business and assets or the conduct of its business relating to its liabilities and obligations;

(h)     the delivery to the Purchaser by the Vendors and the Company of an opinion of the counsel for the Company, in a form satisfactory to the Purchaser's counsel, dated as at the date of delivery, to the effect that:

(i)     the Company are corporations duly incorporated under the laws of their jurisdiction of incorporation, are validly existing and are in good standing with respect to all statutory filings required by the applicable corporate laws;

(ii)     the Companies have the power, authority and capacity to own and use all of their assets and to carry on its business as presently conducted by them;

(iii)     the Company, as the legal and beneficial owners of all of the Company's Assets, holds all of the Company's Assets free and clear of all liens, charges and claims of others;

(iv)     the Company, subject to the terms of the Option Agreement and the full and complete exercise of the Option by the Company under the Option Agreement,, as the legal and beneficial owner of all of the Mineral Assets, holds all of the Mineral Assets free and clear of all liens, charges and claims of others;

(v)     the number of authorized and issued shares in the share capital of the Company are as warranted by the Vendors and the Company, and all of such issued shares are duly authorized, validly issued and outstanding as fully paid and non-assessable;

(vi)     all necessary steps and corporate proceedings have been taken by the Vendors and the Company to permit the Purchased Shares to be duly and validly transferred to and registered in the name of the Purchaser as at the Closing Date;

(vii)     based on actual knowledge and belief, such counsel knows of no claims, judgments, actions, suits, litigation, proceedings or investigations, actual, pending or threatened, against either the Vendors or the Company which might materially affect either the Company, the Company's Assets or the Company's Business or which could result in any material liability to either of the Company, the Company's Assets or the Company's Business; and

(viii)     as to all other legal matters of a like nature pertaining to the Vendors, the Company, the Company's Assets, the Company's Business and to the transactions contemplated hereby as the Purchaser or the Purchaser's counsel may reasonably require; and

(i)     the completion by the Purchaser and by the Purchaser's professional advisors of a thorough due diligence and operations review of both the business and the operations of the Company together with the transferability of the Purchased Shares as contemplated by this Agreement, to the sole and absolute satisfaction of the Purchaser.

5.6     Purchaser's waiver of conditions precedent. The conditions precedent set forth in section "5.5" hereinabove are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing and in whole or in part at any after the Execution Date; however, unless specifically indicated as otherwise, not later than the Subject Removal Date.

Article 6
CLOSING AND EVENTS OF CLOSING

6.1     Closing and Closing Date. The closing (the "Closing") of the within purchase and delivery of the Purchased Shares, as contemplated in the manner as set forth in Article "2" hereinabove, together with all of the transactions contemplated by this Agreement, shall occur on such day which is five calendar days following the due and complete satisfaction of all of the conditions precedent which are set out in Article "5" hereinabove and including, without limitation, the Mineral Assets Condition Precedent (the "Closing Date"), or on such earlier or later Closing Date as may be agreed to in advance and in writing by each of the Parties, and will be closed, in each such instance, at the offices of McMillan LLP, Lawyers - Patent & Trade Mark Agents, located at 1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7, at 2:00 p.m. (Vancouver time) on the Closing Date.

6.2     Latest Closing Date. If the Closing Date has not occurred by May 31, 2012 this Agreement will be terminated and unenforceable unless the Parties agree in writing to grant an extension of the Closing Date.

6.3     Documents to be delivered by the Vendors and the Company prior to the Closing Date. Not later than five calendar days prior to the Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, the Vendors and the Company shall also execute and deliver, or cause to be delivered, to the Purchaser and/or the Escrow Agent, as applicable, all such other documents, resolutions and instruments as may be necessary, in the opinion of counsel for the Purchaser, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, the necessary transfer all of the Purchased Shares to the Purchaser free and clear of all liens, charges and encumbrances, and in particular including, but not being limited to, the following materials:

(a)     a certified copy of an ordinary resolution of the shareholders of the Vendors and/or the Company approving the terms and conditions of this Agreement and the transactions contemplated hereby and thereby together with certification of any required notice to all shareholders of the Vendors and/or the Company of such written consent resolutions;

(b)     all documentation as may be necessary and as may be required by counsel for the Purchaser, acting reasonably, to ensure that all of the Purchased Shares have been transferred, assigned and are registerable in the name of and for the benefit of the Purchaser under all applicable corporate and securities laws;

(c)     certificate(s) representing the Purchased Shares registered in the name of the Vendors duly endorsed for transfer to the Purchaser or irrevocable stock powers transferring the Purchased Shares to the Purchaser;

(d)     a certificate representing the Purchased Shares registered in the name of the Purchaser;

(e)     a certified copy of the resolutions of the Board of Directors of the Company (and of the corporate Vendors if necessary) authorizing the transfer by the Vendors to the Purchaser of the Purchased Shares;

(f)     a copy of all corporate records and books of account of the Company and including, without limiting the generality of the foregoing, a copy of all minute books, share register books, share certificate books and annual reports of the Company;

(g)     written evidence, satisfactory to the Purchaser in their sole and absolute discretion, acting reasonably, that the Mineral Assets Condition Precedent has been satisfied;

(h)     all necessary consents and approvals in writing to the completion of the transactions contemplated herein;

(i)     a certificate of an officer from the Company dated as of the Closing Date, acceptable in form to counsel for the Purchaser, acting reasonably, certifying that the warranties, representations, covenants and agreements of the Vendors and the Company contained in this Agreement are true and correct in all respects and will be true and correct as of the Closing Date as if made by the Vendors and the Company on the Closing Date;

(j)     an opinion of counsel to the Vendors and the Company, dated as at the Closing Date, and addressed to the Purchaser and its counsel, in form and substance satisfactory to the Purchaser's counsel, acting reasonably, and including the following:

(i)     the due incorporation, existence and standing of the Company and its qualification to carry on business;

(ii)    the authorized and issued capital of the Company;

(iii)   that all Purchased Shares have been duly authorized and issued and are fully paid and non-assessable;

(iv)   all necessary steps and proceedings have been taken in connection with the execution, delivery and performance of this Agreement and the transactions contemplated herein;

(v)     that the Purchased Shares have been duly issued to and registered in the name of the Purchaser in compliance with all applicable corporate and securities laws;

(vi)     the Company, as the legal and beneficial owners of all of the Company's Assets, holds all of the Company's Assets free and clear of all liens, charges and claims of others;

(vii)     the Company, subject to the terms of the Option Agreement and the full and complete exercise of the Option by the Company under the Option Agreement,, as the legal and beneficial owner of all of the Mineral Assets, holds all of the Mineral Assets free and clear of all liens, charges and claims of others; and

(viii)     based on actual knowledge and belief, such counsel knows of no claims, judgments, actions, suits, litigation, proceedings or investigations, actual, pending or threatened, against either the Vendors or the Company which might materially affect either the Company, the Company's Assets or the Company's Business or which could result in any material liability to either of the Company, the Company's Assets or the Company's Business;

(k)     all remaining Business Documentation; and

(l)     all such other documents and instruments as the Purchaser's counsel may reasonably require.

6.4     Documents to be delivered by the Purchaser prior to the Closing Date. Not later than five calendar days prior to the Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, the Purchaser shall also execute and deliver, or cause to be delivered, to the Company, the Transfer Agent and/or the Escrow Agent, as applicable, all such other documents, resolutions and instruments as are necessary, in the opinion of counsel for the Vendors and the Company, acting reasonably, to issue to the Vendors the Shares free and clear of all liens, charges and encumbrances, however, subject to the normal resale provisions applicable thereto, and in particular including, but not being limited to, the following materials:

(a)     a Closing agenda;

(b)     a certified copy of an ordinary resolution of the shareholders of the Purchaser approving the terms and conditions of this Agreement and the transactions contemplated hereby and thereby together with certification of any required notice to all shareholders of the Purchaser of such written consent resolutions;

(c)     a certified copy of the resolutions of the directors of the Purchaser providing for the approval of all of the transactions contemplated hereby and including, without limitation, each of the matters provided for in paragraph "5.1(f)" hereinabove;

(d)     share certificates, subject to the normal resale provisions applicable thereto, representing all of the Purchase Price Shares issued and registered in the names of the Vendors as notified by the Vendors to the Purchaser prior to Closing in accordance with sections "2.2" and "2.3" hereinabove;

(e)     all necessary consents and approvals in writing to the completion of the transactions contemplated herein;

(f)     a certificate of an officer of the Purchaser, dated as of the Closing Date, acceptable in form to counsel for the Vendors and the Company, acting reasonably, certifying that the warranties, representations, covenants and agreements of the Purchaser contained in this Agreement are true and correct and will be true and correct as of the Closing Date as if made by the Purchaser on the Closing Date; and

(g)     all such other documents and instruments as the Vendors' and the Company's counsel may reasonably require.

Article 7
APPOINTMENT OF ESCROW AGENT AND TRANSFER DOCUMENTS

7.1     Appointment of Escrow Agent. The Parties hereby acknowledge and initially appoint McMillan LLP, Lawyers - Patent & Trade Mark Agents, located at 1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7, counsel for the Purchaser herein, as escrow agent (the "Escrow Agent") herein, or such other Escrow Agent as may be mutually determined by the Parties prior to the Subject Removal Date.

7.2     Escrow of Transfer Documents. Subject to and in accordance with the terms and conditions hereof and the requirements of Articles "2", "5" and "6" hereinabove, and without in any manner limiting the obligations of each of the Parties as contained therein and hereinabove, it is hereby acknowledged and confirmed by the Parties that each of the Parties will execute, deliver, or cause to be delivered, all such documentation as may be required by the requirements of Articles "2", "5" and "6" hereinabove (herein, collectively, the "Transfer Documents") and deposit the same with the Escrow Agent, or with such other mutually agreeable escrow agent, together with a copy of this Agreement, there to be held in escrow for release by the Escrow Agent to the Parties in accordance with the strict terms and provisions of Articles "2", "5" and "6" hereinabove.

7.3     Resignation of Escrow Agent. The Escrow Agent may resign from its duties and responsibilities if it gives each of the Parties three calendar days' written notice in advance. Upon receipt of notice of the Escrow Agent's intention to resign, the Parties shall, within three calendar days, select a replacement escrow agent and jointly advise the Escrow Agent in writing to deliver the Transfer Documents to the replacement escrow agent. If the Parties fail to agree on a replacement escrow agent within three calendar days of such notice, the replacement escrow agent shall be selected by a Judge of the Supreme Court of the Province of British Columbia upon application by any Party. The Escrow Agent shall continue to be bound by this Agreement until the replacement escrow agent has been selected and the Escrow Agent receives and complies with the joint instructions of the Parties to deliver the Transfer Documents to the replacement escrow agent. The Parties agree to enter into an escrow agreement substantially in the same form of this Agreement with the replacement escrow agent.

7.4     Instructions to Escrow Agent. Instructions given to the Escrow Agent pursuant to this Agreement shall be given by duly authorized signatories of the respective Parties.

7.5     No other duties or obligations. The Escrow Agent shall have no duties or obligations other than those specifically set forth in this Article.

7.6     No obligation to take legal action. The Escrow Agent shall not be obligated to take any legal action hereunder which might, in its judgment, involve any expense or liability unless it shall have been furnished with a reasonable indemnity by all of the Parties together with such other third parties as the Escrow Agent may require in its sole and absolute discretion.

7.7     Not bound to any other agreements. The Escrow Agent is not bound in any way by any other contract or agreement between the Parties whether or not it has knowledge thereof or of its terms and conditions and its only duty, liability and responsibility shall be to hold and deal with the Transfer Documents as herein directed.

7.8     Notice. The Escrow Agent shall be entitled to assume that any notice and evidence received by it pursuant to these instructions from anyone has been duly executed by the Party by whom it purports to have been signed and that the text of any notice and evidence is accurate and the truth. The Escrow Agent shall not be obliged to inquire into the sufficiency or authority of the text or any signatures appearing on such notice or evidence.

7.9     Indemnity. The Parties, jointly and severally, covenant and agree to indemnify the Escrow Agent and to hold it harmless against any loss, liability or expense incurred, without negligence or bad faith on its part, arising out of or in connection with the administration of its duties hereunder including, without limitation, the costs and expenses of defending itself against any claim or liability arising therefrom.

7.10     Not required to take any action. In the event of any disagreement between any of the Parties to these instructions or between them or either or any of them and any other person, resulting in adverse claims or demands being made in connection with the Transfer Documents, or in the event that the Escrow Agent should take action hereunder, it may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, it shall not be or become liable in any way or to any person for its failure or refusal to act, and it shall be entitled to continue so to refrain from acting until:

(a)     the rights of all Parties shall have been fully and finally adjudicated by a court of competent jurisdiction; or

(b)     all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and it shall have been notified thereof in writing signed by all such persons.

Article 8
DUE DILIGENCE INVESTIGATION

8.1     Due diligence. Each of the Parties shall forthwith conduct such further due diligence examination of the other Parties as it deems appropriate.

8.2     Confidentiality. Each Party may in a reasonable manner carry out such investigations and due diligence as to the other Parties, at all times subject to the confidentiality provisions of Articles "9" and "10" hereinbelow, as each Party deems necessary. In that regard the Parties agree that each shall have full and complete access to the other Parties' books, records, financial statements and other documents, articles of incorporation, by-laws, minutes of Board of Directors' meetings and its committees, investment agreements, material contracts and as well such other documents and materials as the Parties, or their respective solicitors, may deem reasonable and necessary to conduct an adequate due diligence investigation of each Party, its respective operations and financial condition prior to the Closing.

Article 9
NON-DISCLOSURE

9.1     Non-disclosure. Subject to the provisions of section "9.3" hereinbelow, the Parties, for themselves, their officers, directors, shareholders, consultants, employees and agents,

agree that they each will not disseminate or disclose, or knowingly allow, permit or cause others to disseminate or disclose to third parties who are not subject to express or implied covenants of confidentiality, without the other Parties' express written consent, either: (i) the fact or existence of this Agreement or discussions and/or negotiations between them involving, inter alia, possible business transactions; (ii) the possible substance or content of those discussions; (iii) the possible terms and conditions of any proposed transaction; (iv) any statements or representations (whether verbal or written) made by either Party in the course of or in connection with those discussions; or (v) any written material generated by or on behalf of any Party and such contacts, other than such disclosure as may be required under applicable securities legislation or regulations, pursuant to any order of a Court or on a "need to know" basis to each of the Parties' respective professional advisors.

9.2     Documentation. Any document or written material generated by either Party in the course of, or in connection with, the due diligence investigations conducted pursuant to this Agreement shall be marked or deemed "Confidential" and shall be treated by each Party as a trade secret of the other Parties. Upon termination of this Agreement prior to Closing all copies of any and all documents obtained by any Party from any other Party herein, whether or not marked "Confidential", shall be returned to the other Parties forthwith.

9.3     Public announcements. Notwithstanding the provisions of this Article, the Parties agree to make such public announcements of this Agreement promptly upon its execution in accordance with the requirements of applicable securities legislation and regulations.

Article 10
PROPRIETARY INFORMATION AND
ADDITIONAL OBLIGATIONS OF THE PARTIES

10.1     Confidential Information. Each Party acknowledges that any and all information which a Party may obtain from, or have disclosed to it, about the other Parties constitutes valuable trade secrets and proprietary confidential information of the other Parties (collectively, the "Confidential Information"). No such Confidential Information shall be published by any Party without the prior written consent of the other Parties, however, such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws. Furthermore, each Party undertakes not to disclose the Confidential Information to any third party without the prior written approval of the other Parties and to ensure that any third party to which the Confidential Information is disclosed shall execute an agreement and undertaking on the same terms as contained herein.

10.2     Impact of breach of confidentiality. The Parties acknowledge that the Confidential Information is important to the respective businesses of each of the Parties and that, in the event of disclosure of the Confidential Information, except as authorized hereunder, the damage to each of the Parties, or to either of them, may be irreparable. For the purposes of the foregoing sections the Parties recognize and hereby agree that a breach by any of the Parties of any of the covenants therein contained would result in irreparable harm and significant damage to each of the other Parties that would not be adequately compensated for by monetary award. Accordingly, the Parties agree that in the event of any such breach, in addition to being entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, any such Party will also be liable to the other Parties, as liquidated damages, for an amount equal to the amount received and earned by such Party as a result of and with respect to any such breach. The Parties also acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a Court of competent jurisdiction as being unreasonable, the Parties agree that said Court shall have authority to limit such restrictions, activities or periods as the Court deems proper in the circumstances. In addition, the Parties further acknowledge and agree that all restrictions or obligations in this Agreement are necessary and fundamental to the protection of the respective businesses of each of the Parties and are reasonable and valid, and all defenses to the strict enforcement thereof by either of the Parties are hereby waived by the other Parties.

10.3     Compliance with applicable laws. The Parties will comply with all U.S., Canadian and foreign laws, whether federal, provincial or state, applicable to their respective duties hereunder and, in addition, hereby represent and warrant that any information which they may provide to any person or company hereunder will, to the best of their respective knowledge, information and belief, be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.

10.4     Opinions, reports and advice of the Vendors and the Company. Each of the Vendors and the Company hereby acknowledge and agree that all written and oral opinions, reports, advice and materials provided by the Vendors and the Company to the Purchaser in connection with purchase and sale contemplated herein are intended solely for the Purchaser's and benefit and for the Purchaser's use only, and that any such written and oral opinions, reports, advice and information are the exclusive property of the Purchaser. In this regard each of the Vendors and the Company hereby covenants and agrees that the Purchaser may utilize any such opinion, report, advice and materials for any other purpose whatsoever and, furthermore, may reproduce, disseminate, quote from and refer to, in whole or in part, at any time and in any manner, any such opinion, report, advice and materials in the Purchaser's sole and absolute discretion. Each of the Vendors and the Company further covenant and agree that no public references to the Purchaser, the Company or the Vendors, or disclosure of the Vendors' role in respect of the Purchaser or the Company, be made by the Vendors without the prior written consent of the Purchaser in each specific instance and, furthermore, that any such written opinions, reports, advice or materials shall, unless otherwise required by the Purchaser, be provided by the Vendors to the Purchaser in a form and with such substance as would be acceptable for filing with and approval by any Regulatory Authority having jurisdiction over the affairs of the Purchaser and the Company from time to time.

Article 11
ASSIGNMENT AND VARIATIONS

11.1     Assignment. Save and except as provided herein, no Party may sell, assign, pledge or mortgage or otherwise encumber all or any part of its respective interest herein without the prior written consent all of the other Parties.

11.2     Amendment. This Agreement and any provision thereof may only be amended in writing and only by duly authorized signatories of each of the respective Parties.

11.3     Power of Attorney on behalf of the Vendors and the Company. In order to better provide for the administration and completion of each of the transactions which are contemplated by the terms and conditions of this Agreement, each Vendor and the Company does hereby make, constitute and appoint Gary Powers, a director and/or officer of the Company, or such other present or future director or officer of the Company as Gary Powers may appoint in writing, and in his sole and absolute discretion, in his time(s) of absence (the "Attorney"), as each Vendor's and the Company's true and lawful Attorney for such Vendor and the Company and in such Vendor's and the Company's name, place and stead and for the sole purpose and power of specifically doing all acts and executing all deeds, resolutions, documents, matters and things and including, without limitation, any agreement supplemental thereto, which may be necessary to be done in such Vendor's and the Company's place and stead and in order to complete all of transactions on such Vendor's and the Company's behalf which may be required under the terms and conditions of this Agreement (the "Power of Attorney"). In this regard the within Power of Attorney for each particular Vendor and the Company shall be effective from the Execution Date of this Agreement and shall continue in full force and effect until the earlier of either the final Closing or the termination of the within purchase and sale.

11.4     Corrections and amendments to be made by Attorney. Without in any manner whatsoever limiting the Power of Attorney granted to the Attorney by each Vendor and the Company as set forth immediately hereinabove, the Vendors and the Company hereby also specifically authorize the Attorney to correct any errors in, to complete any information missing from and to make any amendments to this Agreement, together with any and all other documents, resolutions and instruments as may be necessary, in the opinion of Attorney, acting reasonably, to complete all of the transactions contemplated by terms and conditions of this Agreement.

11.5     Variation in the terms of this Agreement upon review. It is hereby acknowledged and agreed by each of the Parties that where any variation in the terms and/or conditions of this Agreement is reasonably required by any of the Regulatory Authorities as a condition of their respective "Regulatory Approval" to any of the terms and conditions of this Agreement, any such reasonable variation, having first been notified to all Parties, will be deemed to be accepted by each of the Parties and form part of the terms and conditions of this Agreement. If any such Party, acting reasonably, deems any such notified variation unreasonable, that Party may, in its sole and absolute discretion, and within a period of not greater than 10 calendar days from its original notification and at its cost, make such further applications or submissions to the relevant Regulatory Authority as it considers necessary in order to seek an amendment to any such variation; provided, however, that the final determination by any such Regulatory Authority to any such application or submission by such objecting Party will be deemed binding upon such Party who must then provide notification to all other Parties as provided for hereinabove.

Article 12
FORCE MAJEURE

12.1     Events. If any Party is at any time prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

12.2     Notice. A Party shall, within seven calendar days, give notice to the other Parties of each event of force majeure under section "12.1" hereinabove, and upon cessation of such event shall furnish the other Parties with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

Article 13
ARBITRATION

13.1     Matters for Arbitration. The Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof.

13.2     Notice. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than five calendar days' prior written notice of its intention to do so to the other Parties together with particulars of the matter in dispute. On the expiration of such five calendar days the Party who gave such notice may proceed to refer the dispute to arbitration as provided in section "13.3" hereinbelow.

13.3     Appointments. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Parties of such appointment, and the other Parties shall, within five calendar days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five calendar days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairman of the arbitration herein provided for. If the other Parties shall fail to appoint an arbitrator within five calendar days after receiving notice of the appointment of the first arbitrator, or if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the Arbitration Act. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, British Columbia, Canada, for the purpose of hearing the evidence and representations of the Parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Arbitration Act or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.

13.4      Award. The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

Article 14
DEFAULT AND TERMINATION

14.1     Default. The Parties agree that if any Party is in default with respect to any of the provisions of this Agreement (herein called the "Defaulting Party"), the non-defaulting Parties (herein called, collectively, the "Non-Defaulting Party") shall give notice to the Defaulting Party designating such default, and within five calendar days after its receipt of such notice, the Defaulting Party shall either:

(a)     cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

(b)     give the Non-Defaulting Party notice that it denies that such default has occurred and that it is submitting the question to arbitration as herein provided.

14.2     Arbitration. If arbitration is sought, a Party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of Article "13" hereinabove.

14.3     Curing the Default. If:

(a)     the default is not so cured or the Defaulting Party does not commence or diligently proceed to cure the default; or

(b)     arbitration is not so sought; or

(c)     the Defaulting Party is found in arbitration proceedings to be in default, and fails to cure it within five calendar days after the rendering of the arbitration award,

the Non-Defaulting Party may, by written notice given to the Defaulting Party at any time while the default continues, terminate the interest of the Defaulting Party in and to this Agreement.

14.4     Termination. In addition to the foregoing it is hereby acknowledged and agreed by the Parties that this Agreement will be immediately terminated, unless otherwise extended in accordance with section "6.2" hereinabove, in the event that:

(a)     the entire Ratification is not received within two calendar days of the Execution Date;

(b)     either of the Parties has not either satisfied or waived each of their respective conditions precedent prior to the Subject Removal Date in accordance with the provisions of Article "5" hereinabove;

(c)     either of the Parties has failed to deliver or caused to be delivered any of their respective documents required to be delivered by Articles "5", "6" and "7" hereinabove prior to each of the Subject Removal Date and the Closing Date in accordance with the provisions of Articles "5", "6" and "7";

(d)     the final Closing has not occurred on or before May 31, 2012 in accordance with section "6.2" hereinabove; or

(e)     by agreement in writing by each of the Parties;

and in such event this Agreement will be terminated and be of no further force and effect other than the obligations under Articles "9" and "10" hereinabove.

Article 15
INDEMNIFICATION AND LEGAL PROCEEDINGS

15.1     Indemnification. The Parties agree to indemnify and save harmless the other Parties and including, where applicable, their respective affiliates, directors, officers, employees and agents (each such party being an "Indemnified Party") harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind, including any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement.

15.2     No indemnification. This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.

15.3     Claim of indemnification. The Parties agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

15.4     Notice of claim. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against any of the Parties, the Indemnified Party will give the relevant Party prompt written notice of any such action of which the Indemnified Party has knowledge and such Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt Consulting of counsel acceptable to the Indemnified Party affected and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve any Party of such Party's obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by any Party of substantive rights or defenses.

15.5     Settlement. No admission of liability and no settlement of any action shall be made without the consent of each of the Parties and the consent of the Indemnified Party affected, such consent not to be unreasonably withheld.

15.6     Legal proceedings. Notwithstanding that the relevant Party will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)     such counsel has been authorized by the relevant Party;

(b)     the relevant Party hereto has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

(c)     the named parties to any such action include any Party hereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party hereto and the Indemnified Party; or

(d)     there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party hereto.

15.7     Contribution. If for any reason other than the gross negligence or bad faith of the Indemnified Party being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Party or insufficient to hold them harmless, the relevant Party hereto shall contribute to the amount paid or payable by the Indemnified Party as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by any Party hereto on the one hand and the Indemnified Party on the other, but also the relative fault of the Parties and other equitable considerations which may be relevant. Notwithstanding the foregoing, the relevant Party hereto shall in any event contribute to the amount paid or payable by the Indemnified Party, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Party), any excess of such amount over the amount of the fees actually received by the Indemnified Party hereunder.

Article 16
NOTICE

16.1     Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a post office addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third calendar day after the same shall have been so mailed, or 15 calendar days in the case of an addressee with an address for service in a country other than a country in which the Party giving the notice, demand or other communication resides, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

16.2     Change of address. Either Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

Article 17
GENERAL PROVISIONS

17.1     Entire agreement. This Agreement constitutes the entire agreement to date between the Parties and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

17.2     Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties, their respective heirs, executors, administrators and assigns.

17.3     Schedules. The Schedules to this Agreement are hereby incorporated by reference into this Agreement in its entirety.

17.4     Time of the essence. Time will be of the essence of this Agreement.

17.5     Representation and costs. It is hereby acknowledged by each of the Parties that McMillan LLP, Lawyers - Patent & Trade Mark Agents, act solely for the Purchaser, and, correspondingly, that each of the Vendors and the Company have been required by each of McMillan LLP and the Purchaser to obtain independent legal advice with respect to their respective reviews and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties that McMillan LLP, and certain or all of its principal owners or associates, from time to time, may have both an economic or shareholding interest in and to the Purchaser and/or a fiduciary duty to the same arising from either a directorship, officership or similar relationship arising out of the request of the Purchaser for certain of such persons to act in a similar capacity while acting for the Purchaser as counsel. Correspondingly, and even where, as a result of this Agreement, the consent of each Party to the role and capacity of McMillan LLP, and its principal owners and associates, as the case may be, is deemed to have been received, where any conflict or perceived conflict may arise, or be seen to arise, as a result of any such capacity or representation, each Party acknowledges and agrees to, once more, obtain independent legal advice in respect of any such conflict or perceived conflict and, consequent thereon, McMillan LLP, together with any such principal owners or associates, as the case may be, shall be at liberty at any time to resign any such position if it or any Party is in any way affected or uncomfortable with any such capacity or representation. Each Party to this

Agreement will also bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by McMillan LLP, shall be at the cost of the Purchaser.

17.6     Applicable law. The situs of this Agreement is Vancouver, British Columbia, Canada, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the Province of British Columbia, Canada, together with the federal laws of Canada applicable therein.

17.7     Further assurances. The Parties hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties or their respective counsel in order to carry out the true nature and intent of this Agreement.

17.8     Invalid provisions. If any provision of this Agreement is at any time unenforceable or invalid for any reason it will be severable from the remainder of this Agreement and, in its application at that time, this Agreement will be construed as though such provision was not contained herein and the remainder will continue in full force and effect and be construed as if this Agreement had been executed without the invalid or unenforceable provision.

17.9     Currency. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the United States.

17.10     Severability and construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

17.11     Captions. The captions, section numbers, Article numbers and Schedule numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

17.12     Counterparts. This Agreement may be signed by the Parties in as many counterparts as may be necessary and, if required, by facsimile, each of which so signed being deemed to be an original, and such counterparts together shall constitute one and the same instrument and, notwithstanding the date of execution, will be deemed to bear the Execution Date as set forth on the front page of this Agreement.

17.13     No partnership or agency. The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever. No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.

17.14     Consents and waivers. No consent or waiver expressed or implied by either Party in respect of any breach or default by any other Party in the performance by such other of its obligations hereunder shall:

(a)     be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)     be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)     constitute a general waiver under this Agreement; or

(d)     eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

[The balance of this page intentionally left blank]

IN WITNESS WHEREOF each of the Parties has hereunto set its seal by the hand of its duly authorized signatory as of the Execution Date as set forth on the front page of this Agreement.

SIGNED and DELIVERED by
WILLIAM THOMAS,
a Vendor herein
was hereunto affixed in the presence of:

/s/ Grant Atkins
Witness Signature

6672 Montgomery St., Vancouver, BC
Witness Address

/s/ Grant Atkins, businessman
Witness name and Occupation

	) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ William Thomas WILLIAM THOMAS
The COMMON SEAL of AMADEUS CAPITAL, a Vendor herein was hereunto affixed in the presence of: /s/ Jim Glass Authorized Signatory	) ) ) ) ) ) ) )	(C/S)
The COMMON SEAL of PROPRIO ASSETS SA, a Vendor herein was hereunto affixed in the presence of: /s/ R. Knox Authorized Signatory	) ) ) ) ) ) ) )	(C/S)
The COMMON SEAL of STERLING GRANT CAPITAL INC., a Vendor herein was hereunto affixed in the presence of: /s/ Peter Wilson Authorized Signatory	) ) ) ) ) ) ) )	(C/S)

The COMMON SEAL of KASHIM LTD., a Vendor herein was hereunto affixed in the presence of: /s/ K. Ciapala Authorized Signatory	) ) ) ) ) ) ) )	(C/S)

SIGNED and DELIVERED by
GARY AND HELEN POWERS,
a Vendor herein
was hereunto affixed in the presence of:

/s/ Grant Atkins
Witness Signature

6672 Montgomery St., Vancouver, BC
Witness Address

/s/ Grant Atkins, businessman
Witness name and Occupation

	) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Gary Powers GARY POWERS /s/ Helen Powers HELEN POWERS
The COMMON SEAL of ROXANNA CAPITAL LTD., a Vendor herein was hereunto affixed in the presence of: /s/ Anthony Killarney Authorized Signatory	) ) ) ) ) ) ) )	(C/S)
SIGNED and DELIVERED by LITZA PERPERIDIS, a Vendor herein was hereunto affixed in the presence of: Witness Signature Witness Address Witness name and Occupation	) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Litza Perperidis LITZA PERPERIDIS

The COMMON SEAL of WYCOMB CAPITAL LTD., a Vendor herein was hereunto affixed in the presence of: /s/ R. Knox Authorized Signatory	) ) ) ) ) ) ) )	(C/S)

SIGNED and DELIVERED by
HARPREET SINGH PUREWAL,
a Vendor herein
was hereunto affixed in the presence of:

/s/ Grant Atkins
Witness Signature

6672 Montgomery St., Vancouver, BC
Witness Address

/s/ Grant Atkins, businessman
Witness name and Occupation

	) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Harpreet Singh Purewal HARPREET SINGH PUREWAL

SIGNED and DELIVERED by
SAVERIO MARESCA,
a Vendor herein
was hereunto affixed in the presence of:

/s/ Bill Thomas
Witness Signature

3543 Point Grey Rd., Vancouver
Witness Address

Bill Thomas, CA
Witness name and Occupation

	) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Saverio Maresca SAVERIO MARESCA

SIGNED and DELIVERED by
REZA TUSERKANI,
a Vendor herein
was hereunto affixed in the presence of:

/s/ Bill Thomas
Witness Signature

3543 Point Grey Rd., Vancouver
Witness Address

Bill Thomas, CA
Witness name and Occupation

	) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Reza Tuserkani REZA TUSERKANI

SIGNED and DELIVERED by
GEOFFREY S. CARTER,
a Vendor herein
was hereunto affixed in the presence of:

/s/ Kristine Dunstan
Witness Signature

839 Primrose Ct., Pikering, Ontario
Witness Address

Kristine Dunstan, Mgr
Witness name and Occupation

) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Geoffrey S. Carter GEOFFREY S. CARTER

SIGNED and DELIVERED by
KRISTINE DUNSTAN,
a Vendor herein
was hereunto affixed in the presence of:

/s/ G.S. Carter
Witness Signature

106 Ribbledale Dr., Whitby, Ont.
Witness Address

G.S. Carter - Engineer
Witness name and Occupation

) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Kristine Dunstan KRISTINE DUNSTAN

SIGNED and DELIVERED by
ALEXANDER COX,
a Vendor herein
was hereunto affixed in the presence of:

/s/ Grant Atkins
Witness Signature

6672 Montgomery St., Vancouver, BC
Witness Address

/s/ Grant Atkins, businessman
Witness name and Occupation

) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Alexander Cox ALEXANDER COX

SIGNED and DELIVERED by
JONATHAN CHALLIS,
a Vendor herein
was hereunto affixed in the presence of:

/s/ Rachel Challis
Witness Signature

3, Burntwood Rd. Sevenoaks
Witness Address

Rachel Challis, Student
Witness name and Occupation

	) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Jonathan Challis JOHNATHAN CHALLIS

SIGNED and DELIVERED by
DANA PIERCE,
a Vendor herein
was hereunto affixed in the presence of:

/s/ Grant Atkins
Witness Signature

6672 Montgomery St., Vancouver, BC
Witness Address

/s/ Grant Atkins, businessman
Witness name and Occupation

	) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Dana Pierce DANA PIERCE

SIGNED and DELIVERED by
THOMAS BEATTIE,
a Vendor herein
was hereunto affixed in the presence of:

/s/ Alex Badeni
Witness Signature

97 Jermyn Street
Witness Address

Alex Badeni - Mining
Witness name and Occupation

	) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Thomas Beattie THOMAS BEATTIE
The COMMON SEAL of BELLHAVEN VENTURES CORP., a Vendor herein was hereunto affixed in the presence of: /s/ Grant Atkins Authorized Signatory	) ) ) ) ) ) ) )	(C/S)

The COMMON SEAL of NEW FRONTIERS, INC., a Vendor herein was hereunto affixed in the presence of: /s/ Anthony Killarney Authorized Signatory	) ) ) ) ) ) ) )	(C/S)
The COMMON SEAL of ALASKA METALS CORP., a Vendor herein was hereunto affixed in the presence of: /s/ Gary Powers Authorized Signatory	) ) ) ) ) ) ) )	(C/S)
The COMMON SEAL of SONO RESOURCES, INC., a Vendor herein was hereunto affixed in the presence of: /s/ William Thomas Authorized Signatory	) ) ) ) ) ) ) )	(C/S)

Schedule A

This is Schedule "A" to that certain Share Exchange Agreement as entered into among each of the Vendors, the Company (Alaska Metals Corp.) and the Purchaser (Sono Resources Inc.).

Option Agreement

The following agreements comprise the Company's Option Agreement:

1.     Option Agreement among Wayne Louis Peppler, Wayne Michael Peppler and Alaska Metals & Mining Corp., dated September 21, 2010;

2.     Letter Agreement among Wayne Louis Peppler, Wayne Michael Peppler and Alaska Metals & Mining Corp., dated April 28, 2011 with respect to the Lease and Option Agreement dated September 21, 2010;

3.     Amendment Agreement among Wayne Louis Peppler, Wayne Michael Peppler and Alaska Metals & Mining Corp., dated August 4, 2011, with respect to the Lease and Option Agreement dated September 21, 2010; and

4.     Amendment Agreement among Wayne Louis Peppler, Wayne Michael Peppler and Alaska Metals & Mining Corp., dated December 16, 2011, with respect to the Lease and Option Agreement dated September 21, 2010.

Refer to the materials attached hereto.

RECORD THIS INSTRUMENT IN THE FAIRBANKS RECORDING DISTRICT

INDEX THIS INSTRUMENT AS FOLLOWS:

Optionor:	Wayne Louis Peppler and Wayne Michael Peppler
Optionee:	Alaska Metals & Minerals Corp.
Lands:	See Exhibit A attached hereto

AFTER RECORDING, RETURN THIS INSTRUMENT TO THE OPTIONEE AT THE ADDRESS SET FORTH HEREIN

****

OPTION AGREEMENT
(State of Alaska Mining Locations)

[Mining]

ALASKA METALS & MINING CORP.
Park Place, Suite 880-666 Burrard Street
Vancouver, BC
V6C 2X8

Dated for reference September 21, 2010

Wayne Louis Peppler
2860 Saxon Avenue
Fairbanks, Alaska 99709

Wayne Michael Peppler
978 Mark Way
North Pole, Alaska. 99705

RE: Lease and Option – Peppler Gold Project - Alaska

1. Wayne Louis Peppler ("**Wayne**") and Wayne Michael Peppler ("**Wayne Sr.**") (Wayne and Wayne Sr. are herein called the "**Optionors**") advise that they are the sole registered and beneficial owners of the mining claims located in Alaska, USA and listed in Schedule "A" (the "**Claims**").

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2. The Optionors hereby grant an exclusive lease and option to Alaska Metals & Mining Corp. (the "**Optionee**") to acquire a 100% interest in all of the Claims, free and clear of any liens, charges, debts, royalties or other encumbrances of any kind whatsoever (the "**Option**").

3. The Option is exercisable as follows:

(a) paying to the Optionors an aggregate $3,150,000 or $3,300,000, as follows:

- (i) $25,000 in aggregate (the "**Signing Payment**"), upon the earlier of:
  - A) the receipt by the Optionee of a title opinion from its Alaska lawyer; and
  - B) 21 days of the signing of this letter agreement ("**Letter Agreement**");
- (ii) a further $25,000 in aggregate not later than six months from the end of the Due Diligence Period (as defined below);
- (iii) a further $25,000 in aggregate not later than 12 months from the end of the Due Diligence Period;
- (iv) a further $75,000 in aggregate not later than two years from the end of the Due Diligence Period; and
- (v) at the sole election of the Optionee, EITHER:
  - A) a further $3,000,000 in aggregate not later than three years from the end of the Due Diligence Period; OR
  - B) a further $3,150,000 in aggregate as follows:
    - (I) a further $75,000 not later than three years from the end of the Due Diligence Period;
    - (II) a further $75,000 not later than four years from the end of the Due Diligence Period;
    - (III) a further $3,000,000 in aggregate not later than five years from the end of the Due Diligence Period; and

(b) incurring exploration expense of at least $1,000,000 on the Claims, as follows:

- (i) at least $250,000 of exploration expense not later than one year from the end of the Due Diligence Period;
- (ii) at least a cumulative $600,000 of exploration expense not later than two years from the end of the Due Diligence Period; and
- (iii) at least a cumulative $1,000,000 of exploration expense not later than three years from the end of the Due Diligence Period.

4. The Optionee will pay the Optionors a further $2,000,000 in aggregate within six months of the receipt and the approval by any applicable securities regulator of a National Instrument 43-101 Technical Report containing a measured and indicated resource estimate of at least 500,000 ounces of gold or a measured and indicated resource estimate of gold and other minerals having a value of at least 500,000 ounces of gold.

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5. All payments of money to the Optionors will be allocated equally unless both the Optionors advise the Optionee in writing otherwise.

6. Subject to Section 15, if the Optionee fails to make any of the payments to the Optionors in accordance with Section 3 of this Letter Agreement, then the Optionors may terminate the Option.

7. Each of the Optionors represent jointly and severally that:

    (a) the Claims were duly and validly located and recorded;

    (b) the Claims are in good standing;

    (c) there are no outstanding rights to acquire the Claims or any interest in the Claims;

    (d) there is no threatened, pending or actual legal or administrative proceedings of any kind against the Claims or against the Optionors;

    (e) there are no royalties payable against the Claims;

    (f) there are no outstanding environmental liabilities;

    (g) the Claims are not subject to any charges, liens or any other encumbrances of any kind whatsoever;

    (h) the Optionors are now and will remain up to the exercise of the Option, the sole registered and beneficial owners of the Claims; and

    (i) the Optionors have the lawful right and ability to enter into this Letter Agreement and to grant the lease and Option on the terms set out herein.

8. From the date of this Letter Agreement the Optionee will have the sole and exclusive right to enter upon the Claims, to have exclusive and quiet possession of the Claims, to do such prospecting, exploration, development or other exploration and mining work thereon as the Optionee in its sole discretion may consider advisable and to bring and erect upon the Claims such facilities as the Optionee may consider advisable.

9. The title to the Claims will remain in the name of the Optionors until the Option has been exercised. Following the exercise of the Option, the title to the Claims will be transferred to the Optionee and the Optionee will have a 100% interest in the Claims, free and clear of any liens, charges, debts, royalties or other encumbrances of any kind whatsoever. Furthermore, after the signing of this Letter Agreement any party to this Letter Agreement is entitled to record this Letter Agreement or the Formal Agreement or both against the title to the Claims.

10. The Optionors will make available to the Optionee, from time to time, all records and files in the possession of the Optionors relating to the Claims and permit the Optionee and its

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representatives at its own expense to take abstracts therefrom and make copies thereof and, without restricting the foregoing, the Optionors will from time to time, deliver to the Optionee, a copy of each technical, engineering or geological report relating to the Claims.

11. The Optionors:

(a) acknowledge that the Optionee, as part of its due diligence, is obtaining a title opinion from its Alaska lawyer and the Optionors will cooperate with the Optionee and provide any information or documentation reasonably required to facilitate the receipt of the completed title opinion by the Optionee not later than 21 days from the date of the signing of this Letter Agreement;

(b) will cooperate with and assist the Optionee in obtaining a mining permit for the Claims;

(c) will cooperate with and assist the Optionee in obtaining any required Federal, State and local permits;

(d) will deliver to the Optionee a copy of all records, including geological and engineering data, assays and drill hole plan maps showing all the drill holes on the Claims, with lengths, azimuths, and dips and other records relating to the Claims;

(e) will deliver to the Optionee a claim map clearly setting out the area held by the Optionors under this Letter Agreement and clearly setting out all of the adjoining ground and setting out the names of the persons holding such adjoining ground;

(f) will deliver to the Optionee drill sections showing actual & interpreted alteration, mineralization, drill holes, and assays keyed by location to drill hole plan map;

(g) assist and cooperate with the Optionee in re-establishing the grid system, if any, on the Claims.

(h) not do any act or thing which would or might in any way adversely affect the rights of the Optionee hereunder; and

(i) promptly provide the Optionee with any and all notices and correspondence received by either of the Optionors from government agencies in respect of the Claims; and

(j) as soon as possible following the signing of this Letter Agreement, will provide all such documents and do such things as may be reasonably necessary in order for the Optionee to complete its due diligence as quickly as possible following the signing of this Letter Agreement.

12. The Optionee represents that it is a corporation duly incorporated pursuant to the laws of Alaska.

13. The Optionee may at any time assign this Letter Agreement or the Option contained in this Letter Agreement or both.

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14. All references to currency herein are references to the currency of the United States of America.

15. In the event that the Optionee is in breach of Section 3 of this Letter Agreement, then the Optionors shall give written notice of such default and then the Optionee will then have 30 days from the receipt of such notice to commence to correct such default and if it does commence to correct the default within such 30 day period, then the Optionee will then be allowed to continue to attempt to correct the default, and in the event of the completion of such correction, the Option will be deemed to be in good standing and the Optionee will not lose any rights under the Option or under this Letter Agreement.

16. During the 45 day period following the date of this Letter Agreement (the "**Due Diligence Period**") the Optionors will give the Optionee the opportunity to conduct its due diligence and the Optionors agree to provide, as quickly as possible following the date of this Letter Agreement, all information and documents in order that the Optionee may effectively and completely conduct its due diligence. In the event that the Optionors are not able to immediately provide the information or documents requested, then the Due Diligence Period will be extended for that number of days required by the Optionors to provide the Optionee such information or documents. For further certainty, the Optionors acknowledge and agree that the Optionee will need to conduct a title search on the Claims and that such title search will form part of the due diligence.

17. In the event that the Optionee is not satisfied with the results of its due diligence, the Optionors may retain the Signing Payment, except in the event that there is a misrepresentation of the Optionors contained in this Letter Agreement, in which case the Optionors will return the Signing Payment to the Optionee.

18. Subject to the Optionee being satisfied with its due diligence, the parties will then use their best efforts to enter into a more formal agreement (the "**Formal Agreement**"). Until such Formal Agreement, if any, is entered into, this Letter Agreement will remain binding and in full force and effect and the Schedule "A" list of Claims will be deemed to have been amended to reflect the results of the title search conducted by the Optionee.

19. The Optionee will perform such reclamation work as is required by the applicable rules, regulations and laws of the state(s) in which the Claims are located and of the United States or any other governmental authority with jurisdiction over the Claims, and Optionors agree to grant the Optionee such continuing access and rights to the Claims as may be necessary for the Optionee to comply with such rules, regulations and laws.

20. The Optionee will indemnify and hold the Optionors harmless from and against any claim or liability arising out of injury to, or death of, persons or damage to property, where such injury, death or damage is proximately caused by the Optionee's negligent operations under this Letter Agreement, such indemnity to include reasonable attorney's fees and costs incurred by the Optionors in defense of any such claims or liability.

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21. The Optionee shall pay and satisfy all claims and liens for materials, supplies and labor used in connection with the operations of the Optionee on the Claims, and shall keep the Optionors' interest in the Claims free and clear from any and all liens and encumbrances, except that in the case that the Optionee disputes in good faith any claims, liens, charges or encumbrances, then such claims, liens, charges and encumbrances may remain unpaid and registered against the Claims until such dispute has been settled in which case the Optionee will then cause the discharge of such claims, liens, charges or encumbrances.

22. The Optionee will keep books and records necessary to document the quantity and quality of all resources established from the Claims. With not less than five business days prior written notice and at reasonable times, the Optionors or their representatives, at their sole risk and liability, shall, for the purpose of inspection, have access to the Claims and to the books and records of the Optionee, it being understood that such inspections by the Optionors shall not interfere with the operations of the Optionee and shall be subject to the instructions of the Optionee as to matters relating to health and safety. In the event that the Optionors and the Optionee cannot agree as to what records must be reviewed to permit a determination of accuracy of the resource estimate of the Claims, then the Optionee and the Optionors shall both agree on one independent public accountant whom shall review the resource estimate calculations and verify the accuracy thereof. The results of the review by the independent public accountants shall be binding on both parties. If no written objection to the calculation of resource estimate shall be made by the Optionors to the Optionee within one year after the date of the National Instrument 43-101 Technical Report containing such resource estimate, the amount of such resource estimate shall be conclusively deemed correct.

23. This Letter Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, devisees, beneficiaries, personal representatives, successors and assigns.

24. The representations and warranties set out in this Letter Agreement are conditions on which the parties have relied in entering into this Letter Agreement and will survive the acquisition of any interest in the Claims by the Optionee.

25. Each party will indemnify and save the other party harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach or any representation, warranty, covenant, agreement or condition made by the other party and contained in this Letter Agreement.

26.

(a) No party will be liable for its failure to perform any of its obligations under this Letter Agreement due to a cause beyond its control (except those caused by its own lack of funds) including, but not limited to acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted governmental authority or non-availability of materials or transportation (each an "**Intervening Event**").

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(b) All time limits imposed by this Letter Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event.

(c) A party relying on the provisions of Section 26 will take all reasonable steps to eliminate an Intervening Event and, if possible, will perform its obligations under this Letter Agreement as far as practical, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Letter Agreement if an Intervening Event renders completion impossible.

27. This Letter Agreement will be governed by and construed in accordance with the laws of British Columbia. This Section 27 will not be construed either (a) to affect the rights of a party to enforce a judgment or award outside British Columbia, including the right to record or enforce a judgment or award in a jurisdiction in which the Claims are situated, or (b) to supersede the laws of the jurisdiction applicable to the Claims and the rights and obligations of a holder of mineral rights thereunder.

28. This Letter Agreement may be signed in counterpart and by fax.

Kindly sign this Letter Agreement below to indicate your agreement to the terms contained herein.

ALASKA METALS & MINING CORP.

Per: ______________________________
Peter Wilson, President, Authorized Signatory

PROVINCE OF BRITISH COLUMBIA)
) ss.
CITY OF VANCOUVER)

THIS IS TO CERTIFY that on this 21st day of September, 2010, at Vancouver, British Columbia, Canada, before me personally appeared Peter Wilson, President of Alaska Metals & Mining Corp. whom I know; and he acknowledged to me that he executed the foregoing for the purposes stated therein; that he knew the contents thereof; and that the same was his free and voluntary act.

WITNESS my hand and official seal the date in this certificate first above written.

____
Notary Public for the Province of British Columbia

7

We agree to the terms set out above.

IN WITNESS WHEREOF, **Optionors** and **Optionee** have caused this Option Agreement to be executed as of the date first above written.

Wayne Louis Peppler

Wayne Louis Peppler

Suncha Dutton NOTARY PUBLIC STATE OF ALASKA

STATE OF ALASKA)
) ss.
FOURTH JUDICIAL DISTRICT)

THIS IS TO CERTIFY that on this 21st day of September, 2010, at Fairbanks, State of Alaska, before me personally appeared Wayne Louis Peppler, whom I know; and he acknowledged to me that he executed the foregoing; that he knew the contents thereof; and that the same was his free and voluntary act.

WITNESS my hand and official seal the date in this certificate first above written.

Notary Public for the State of Alaska
My commission expires 12/07/2011

8

Wayne Michael Peppler

Wayne Michael Peppler

STATE OF NEVADA )
) ss.
Clark County JUDICIAL DISTRICT )

THIS IS TO CERTIFY that on this 21 day of September, 2010, at 10:25 AM, Nevada, United States of America, before me personally appeared Wayne Michael Peppler, whom I know; and he acknowledged to me that he executed the foregoing; that he knew the contents thereof; and that the same was his free and voluntary act.

WITNESS my hand and official seal the date in this certificate first above written.

Notary Public for the State of Nevada
My commission expires 10, 12, 2013

NOTARY PUBLIC
County of Clark-State of Nevada
C. LAVALA
No. 09-11543-1
My Appointment Expires Oct. 12, 2013

9

SCHEDULE "A"

(to the Letter Agreement dated September 21, 2010 between Alaska Metals & Mining Corp., as optionee, and Wayne Louis Peppler and Wayne Michael Peppler, as optionors)

Peppler Gold Project

Table of Mining Claims

Mining Claim Number	Number of Mining Claims	Name of Registered Owner	Name of Mining Claims
351896	1	Wayne Michael Peppler	Black Bear Claim 15
351898	1	Wayne Michael Peppler	Black Bear Claim 17
352631	1	Wayne Michael Peppler	Golden Bear Lode Discovery
352632	1	Wayne Michael Peppler	Golden Bear Lode 1
352633	1	Wayne Michael Peppler	Golden Bear Lode 2
352635 – 352637	3	Wayne Michael Peppler	Golden Bear Lode 4-6
610269	1	Wayne Louis Peppler	New Bear 1
610275 – 610282	8	Wayne Louis Peppler	New Bear 7-14
614788 – 614811	24	Wayne Louis Peppler	New Bear 15-38
656802 – 656806	5	Wayne Louis Peppler	New Bear 2-6
Total	46		

10

,9 From: To:16046623630 Page:2/2

Alaska Metals Ltd

Suite 880-666 Burrard St., Vancouver, BC, V6C 2X8
P (604) 662-3660 | F (604) 662-3630

April 28, 2011

Wayne Louis Peppler
2860 Saxon Ave
Fairbanks, Alaska
99709

Wayne Michael Peppler
978 Mark Way
North Pole, Alaska
99705

Re: Bear Claims - Lease and Option Agreement dated September 21, 2010 - Peppler Gold Project - Alaska

Gentlemen,

Pursuant to the letter agreement (the "Agreement") dated September 21, 2010 between us with respect to the Peppler Gold Project - Alaska, the sum of US $25,000.00 is due to you and payable as provided in sub-paragraph 3(a)(II) of the Agreement, and, as we have confirmed with you, is to be paid on or before May 6, 2011. As instructed by each of you, the amount of $12,500.00 is to be paid to Wayne Louis Peppler and the amount of $12,500.00 is to be paid to Wayne Michael Peppler. Further, as instructed by each of you, the monies are to be wired as follows;

Bank:
Spirit of Alaska Federal Credit Union
1417 Gillam Way
Fairbanks, Alaska. 99701
18004781949

Wayne M Peppler
978 Mark Way
North Pole, Alaska 99705
Acct - 19391001
Routing # - 325272212

Wayne L Peppler
2860 Saxon Ave
Fairbanks, Alaska 99709
Acct - 1001730084
Routing # - 325272212

Please confirm receipt of payment and confirm the good standing status of the Agreement by signing and returning this letter.

Yours truly,

Peter G. Wilson
President

We hereby confirm receipt of $25,000 in accordance with the Agreement and we confirm that all terms of the Agreement have been complied with to our satisfaction to date and remain in full force and effect.

Wayne Louis Peppler ______ Wayne Michael Peppler ______

08/04/2011 10:18 #1054 P.002/002

Alaska Metals Ltd.
Alaska Metals and Mining Corp.
Suite 880 - 666 Burrard Street
Vancouver, B.C., V6C 2X8
(604) 662-3660

August 4, 2011

Wayne Louis Peppler
2860 Saxon Ave
Fairbanks, Alaska
99709

Wayne Michael Peppler
978 Mark Way
North Pole, Alaska
99705

Re: Bear Claims - Lease and Option Agreement dated September 21, 2010 - Peppler Gold Project - Alaska

Gentlemen,

Further to our letter agreement (the "Agreement") dated September 21, 2010 between us with respect to the Peppler Gold Project - Alaska, we confirm your agreement to amend the Agreement by deleting paragraph 3.(b)(i), which reads as follows:

"3. (b) (i) at least $250,000 of exploration expense not later than one year from the end of the Due Diligence Period;"

The balance of the Agreement shall remain in full force and effect.

Please confirm your agreement to this amendment by signing and returning this letter.

Yours truly,

Gary Powers
President

We hereby confirm that paragraph 3.(b)(i) of the Agreement is deleted and that all other terms and conditions remain in full force and effect.

Wayne Louis Peppler ______________ Wayne Michael Peppler ______________

Alaska Metals Ltd.
Alaska Metals and Mining Corp.
Suite 880 - 666 Burrard Street
Vancouver, B.C., V6C 2X8
(604) 662-3660

December 16, 2011

Wayne Louis Peppler
2860 Saxon Ave
Fairbanks, Alaska
99709

Wayne Michael Peppler
978 Mark Way
North Pole, Alaska
99705

Re: Bear Claims - Lease and Option Agreement dated September 21, 2010 - Peppler Gold Project - Alaska

Gentlemen,

Further to our letter agreement (the "Agreement") dated September 21, 2010 and the amendment dated August 4, 2011 between us with respect to the Peppler Gold Project - Alaska, we confirm your agreement to amend the Agreement by inserting the deleted paragraph 3.(b)(i), which was deleted by amendment, to reads as follows:

"3. (b) (i) at least $250,000 of exploration expense not later than two years from the end of the Due Diligence Period:" and;

amending paragraph 3. (b)(ii) to read as follows:

"3.(b)(ii) at least a cumulative $600,000 of exploration expense not later than three years from the end of the Due Diligence Period;" and amending paragraph 3.(b)(iii) to read as follows:

"3.(b)(iii) at least a cumulative $1,000,000 of exploration expense not later than four years from the end of the Due Diligence Period."

The balance of the Agreement shall remain in full force and effect.

Please confirm your agreement to this amendment by signing and returning this letter.

Page 1

Page 2

Yours truly,

Gary Powers
President

We hereby confirm that paragraph 3.(b)(i) of the Agreement has been reinserted and amended, and paragraph 3.(b)(ii) has been amended, and paragraph 3.(b)(iii) has been amended and that all other terms and conditions remain in full force and effect.

Wayne Louis Peppler Wayne Louis Peppler Wayne Michael Peppler Wayne Michael Peppler

Schedule B

This is Schedule "B" to that certain Share Exchange Agreement as entered into among each of the Vendors, the Company (Alaska Metals Corp.) and the Purchaser (Sono Resources Inc.).

Mineral Assets

Claim Number	Claim Owner	Claim Type	Status	Claim Name	Recording Date
ADL 351896	Peppler Wayne M	Mining Claim	Active	Black Bear Claim 15	31/08/1982
ADL 351898	Peppler Wayne M	Mining Claim	Active	Black Bear Claim 17	31/08/1982
ADL 352631	Peppler Wayne M	Mining Claim	Active	Golden Bear Lode Discovery	25/08/1982
ADL 352632	Peppler Wayne M	Mining Claim	Active	Golden Bear Lode 1	25/08/1982
ADL 352633	Peppler Wayne M	Mining Claim	Active	Golden Bear Lode 2	25/08/1982
ADL 352635	Peppler Wayne M	Mining Claim	Active	Golden Bear 4 Lode	25/08/1982
ADL 352636	Peppler Wayne M	Mining Claim	Active	Golden Bear 5 Lode	25/08/1982
ADL 352637	Peppler Wayne M	Mining Claim	Active	Golden Bear Lode 6	25/08/1982
ADL 610269	Peppler Wayne L	Mining Claim	Active	New Bear #1	10/09/2006
ADL 610275	Peppler Wayne L	Mining Claim	Active	New Bear #7	10/09/2006
ADL 610276	Peppler Wayne L	Mining Claim	Active	New Bear #8	10/09/2006
ADL 610277	Peppler Wayne L	Mining Claim	Active	New Bear #9	10/09/2006
ADL 610278	Peppler Wayne L	Mining Claim	Active	New Bear #10	10/09/2006
ADL 610279	Peppler Wayne L	Mining Claim	Active	New Bear #11	10/09/2006
ADL 610280	Peppler Wayne L	Mining Claim	Active	New Bear #12	10/09/2006
ADL 610281	Peppler Wayne L	Mining Claim	Active	New Bear #13	10/09/2006
ADL 610282	Peppler Wayne L	Mining Claim	Active	New Bear #14	10/09/2006
ADL 614788	Peppler Wayne L	Mining Claim	Active	New Bear #15	04/05/2010

ADL 614789	Peppler Wayne L	Mining Claim	Active	New Bear #16	04/05/2010
ADL 614790	Peppler Wayne L	Mining Claim	Active	New Bear #17	04/05/2010
ADL 614791	Peppler Wayne L	Mining Claim	Active	New Bear #18	04/05/2010
ADL 614792	Peppler Wayne L	Mining Claim	Active	New Bear #19	04/05/2010
ADL 614793	Peppler Wayne L	Mining Claim	Active	New Bear #20	04/05/2010
ADL 614794	Peppler Wayne L	Mining Claim	Active	New Bear #21	04/05/2010
ADL 614795	Peppler Wayne L	Mining Claim	Active	New Bear #22	04/05/2010
ADL 614796	Peppler Wayne L	Mining Claim	Active	New Bear #23	04/05/2010
ADL 614797	Peppler Wayne L	Mining Claim	Active	New Bear #24	04/05/2010
ADL 614798	Peppler Wayne L	Mining Claim	Active	New Bear #25	04/05/2010
ADL 614799	Peppler Wayne L	Mining Claim	Active	New Bear #26	04/05/2010
ADL 614800	Peppler Wayne L	Mining Claim	Active	New Bear #27	04/05/2010
ADL 614801	Peppler Wayne L	Mining Claim	Active	New Bear #28	04/05/2010
ADL 614802	Peppler Wayne L	Mining Claim	Active	New Bear #29	04/05/2010
ADL 614803	Peppler Wayne L	Mining Claim	Active	New Bear #30	04/05/2010
ADL 614804	Peppler Wayne L	Mining Claim	Active	New Bear #31	04/05/2010
ADL 614805	Peppler Wayne L	Mining Claim	Active	New Bear #32	04/05/2010
ADL 614806	Peppler Wayne L	Mining Claim	Active	New Bear #33	04/05/2010
ADL 614807	Peppler Wayne L	Mining Claim	Active	New Bear #34	04/05/2010
ADL 614808	Peppler Wayne L	Mining Claim	Active	New Bear #35	04/05/2010
ADL 614809	Peppler Wayne L	Mining Claim	Active	New Bear #36	04/05/2010
ADL 614810	Peppler Wayne L	Mining Claim	Active	New Bear #37	04/05/2010
ADL 614811	Peppler Wayne L	Mining Claim	Active	New Bear #38	04/05/2010
ADL 656802	Peppler Wayne L	Mining Claim	Active	New Bear #2	10/01/2007
ADL 656803	Peppler Wayne L	Mining Claim	Active	New Bear #3	10/01/2007
ADL 656804	Peppler Wayne L	Mining Claim	Active	New Bear #4	10/01/2007

ADL 656805	Peppler Wayne L	Mining Claim	Active	New Bear #5	10/01/2007
ADL 656806	Peppler Wayne L	Mining Claim	Active	New Bear #6	10/01/2007

Schedule C

This is Schedule "C" to that certain Share Exchange Agreement as entered into among each of the Vendors, the Company (Alaska Metals Corp.) and the Purchaser (Sono Resources Inc.).

Purchased Shares and Vendors

Name of Vendor	Number of Purchased Shares	Number of Shares of the Purchaser to Receive
Amadeus Capital 445 West 26th Avenue, Vancouver, British Columba, Canada, V7N 2G9	837,500 Purchased Shares	837,500 Shares
Proprio Assets SA Trust Company Complex, Adeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960	1,350,000 Purchased Shares	1,350,000 Shares
Sterling Grant Capital Inc. #880 - 666 Burrard Street, Vancouver, British Columba, Canada, V6C 2X8	2,150,000 Purchased Shares	2,150,000 Shares
William Thomas 3543 Point Grey Road, Vancouver, British Columba, Canada, V6R 1A7	500,000 Purchased Shares	500,000 Shares
Kashim Ltd. Trust Company Complex, Adeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960	1,625,000 Purchased Shares	1,625,000 Shares
Gary and Helen Powers #1603 - 1775 Bellevue Avenue, West Vancouver, British Columba, Canada, V7V 1A9	1,000,000 Purchased Shares	1,000,000 Shares
Roxanna Capital Ltd. c/o Anthony Killarney, Blacklight SA, 4 CH Des Papillons, 1216 Cointrin, Switzerland	1,000,000 Purchased Shares	1,000,000 Shares
Litza Perperidis Box 67, Jasper, Alberta, Canada, T0E 1E0	700,000 Purchased Shares	700,000 Shares

Wycomb Capital Ltd. c/o Roger Knox, Blacklight SA, 4 CH Des Papillons, 1216 Cointrin, Switzerland	1,000,000 Purchased Shares	1,000,000 Shares
Harpreet Singh Purewal 3926 Rumble Street, Burnaby, British Columba, Canada, V5J 1Z6	166,667 Purchased Shares	166,667 Shares
Saverio Maresca 10940 Rosecroft Crescent, Richmond, British Columba, Canada, V7A 2J1	200,000 Purchased Shares	200,000 Shares
Reza Tuserkani 10940 Rosecroft Crescent, Richmond, British Columba, Canada, V7A 2J1	100,000 Purchased Shares	100,000 Shares
Geoffrey S. Carter 365 Bay Street, Suite 304, Toronto, Ontario, Canada, M5H 2V1	35,000 Purchased Shares	35,000 Shares
Kristine Dunstan 839 Primrose Court, Pickering, Ontario, Canada, L1X 2S7	35,000 Purchased Shares	35,000 Shares
Alexander Cox 612 - 618 West 45th Avenue, Vancouver, British Columba, Canada, V5Z 4R7	330,000 Purchased Shares	330,000 Shares
Jonathan Challis 365 Bay Street, Suite 304, Toronto, Ontario M5H 2V1	200,000 Purchased Shares	200,000 Shares
Dana Pierce 3133 Dickinson Crescent, Vancouver, British Columba, Canada, V7V 2L4	133,333 Purchased Shares	133,333 Shares
Thomas Beattie Haywood Securities Inc., 700 - 200 Burrard Street, Vancouver, British Columbia, Canada, V6C 3L6	100,000 Purchased Shares	100,000 Shares
Belhaven Ventures Corp. 6672 Montgomery Street, Vancouver, British Columba, Canada, V6P 4G4	200,000 Purchased Shares	200,000 Shares
New Frontiers, Inc. Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960	837,500 Purchased Shares	837,500 Shares
Totals:	12,500,000 Purchased Shares	12,500,000 Shares

Schedule D

This is Schedule "D" to that certain Share Exchange Agreement as entered into among each of the Vendors, the Company (Alaska Metals Corp.) and the Purchaser (Sono Resources Inc.).

Financial Statements

Refer to the materials attached hereto.

Schedule E

This is Schedule "E" to that certain Share Exchange Agreement as entered into among each of the Vendors, the Company (Alaska Metals Corp.) and the Purchaser (Sono Resources Inc.).

Company's Intellectual Property

There is no such Company's Intellectual Property.

Schedule F

This is Schedule "F" to that certain Share Exchange Agreement as entered into among each of the Vendors, the Company (Alaska Metals Corp.) and the Purchaser (Sono Resources Inc.).

Company's Leases and Licenses

There are no such Company's Leases and Licenses.

Schedule G

This is Schedule "g" to that certain Share Exchange Agreement as entered into among each of the Vendors, the Company (Alaska Metals Corp.) and the Purchaser (Sono Resources Inc.).

Company's Contracts of Employment

There are no such Company's Contracts of Employment.

Schedule H

This is Schedule "H" to that certain Share Exchange Agreement as entered into among each of the Vendors, the Company (Alaska Metals Corp.) and the Purchaser (Sono Resources Inc.).

Company's Material Contracts

The following represent the Company's Material Contracts:

1.     Option Agreement among Wayne Louis Peppler, Wayne Michael Peppler and Alaska Metals & Mining Corp., dated September 21, 2010;

2.     Letter Agreement among Wayne Louis Peppler, Wayne Michael Peppler and Alaska Metals & Mining Corp., dated April 28, 2011 with respect to the Lease and Option Agreement dated September 21, 2010;

3.     Amendment Agreement among Wayne Louis Peppler, Wayne Michael Peppler and Alaska Metals & Mining Corp., dated August 4, 2011, with respect to the Lease and Option Agreement dated September 21, 2010; and

4.     Amendment Agreement among Wayne Louis Peppler, Wayne Michael Peppler and Alaska Metals & Mining Corp., dated December 16, 2011, with respect to the Lease and Option Agreement dated September 21, 2010.

Refer to the materials attached hereto.

Schedule I

This is Schedule "I" to that certain Share Exchange Agreement as entered into among each of the Vendors, the Company (Alaska Metals Corp.) and the Purchaser (Sono Resources Inc.).

Company's List of Bank Accounts etc.

Refer to the materials attached hereto.

Schedule J

This is Schedule "J" to that certain Share Exchange Agreement as entered into among each of the Vendors, the Company (Alaska Metals Corp.) and the Purchaser (Sono Resources Inc.).

Purchaser's Material Contracts

The following represent the Purchaser's Material Contracts:

1.     Share Purchase Agreement between Sono Resources, Inc., Tignish (PTY) Ltd. and Bonnyridge (PTY) Ltd., dated March 14, 2011;

2.     Amending Agreement between Sono Resources, Inc., Tignish (Pty) Ltd. and Bonnyridge (Pty) Ltd., dated April 20, 2011;

3.     Amending Agreement between Sono Resources, Inc., Tignish (Pty) Ltd. and Bonnyridge (Pty) Ltd., dated May 18, 2011;

4.     Amending Agreement between Sono Resources, Inc., Tignish (Pty) Ltd. and Bonnyridge (Pty) Ltd., dated June 15, 2011;

5.     Further Amending Agreement between Sono Resources, Inc., Tignish (Pty) Ltd. and Bonnyridge (Pty) Ltd., dated July 22, 2011;

6.     Agreement in Principle between Hendrick Veldsman, Alan Simmonds and Sono Resources, Inc., dated August 10, 2011;

7.     Purchase and Sale Agreement between Pinette (Proprietary) Limited, Marc Paul Lindsay and Sono Resources, Inc., dated September 14, 2011;

8.     Amending Agreement to Purchase and Sale Agreement among Pinette (Proprietary) Limited, Marc Paul Lindsay and Sono Resources, Inc., dated October 15, 2011; and

9.     Second Amending Agreement to Purchase and Sale Agreement among Pinette (Proprietary) Limited, Marc Paul Lindsay and Sono Resources, Inc., dated February 15, 2012.

Refer to the materials attached hereto.

Schedule K

This is Schedule "K" to that certain Share Exchange Agreement as entered into among each of the Vendors, the Company (Alaska Metals Corp.) and the Purchaser (Sono Resources Inc.).

Vendors' Certificates

Refer to the forms of Vendors' Certificates attached hereto.

__________

End of Share Exchange Agreement

__________